--------------------



                           THE PACIFIC LUMBER COMPANY


                                  $235,000,000


                          10 1/2% Senior Notes due 2003





                              --------------------


                                    INDENTURE

                           Dated as of March 23, 1993


                              --------------------





                               THE FIRST NATIONAL
                                 BANK OF BOSTON,


                                     Trustee



                              --------------------

                                TABLE OF CONTENTS

                                                                       PAGE
                                    ARTICLE 1

                   Definitions and Incorporation by Reference

     SECTION 1.01.  Definitions.                                          1
     SECTION 1.02.  Other Definitions                                    21
     SECTION 1.03.  Incorporation by Reference of Trust
     Indenture Acts                                                      22
     SECTION 1.04.  Rules of Construction                                22

                                    ARTICLE 2

                                 The Securities
     SECTION 2.01.  Form and Dating                                      23
     SECTION 2.02.  Execution and Authentication                         23
     SECTION 2.03.  Registrar and Paying Agent                           24
     SECTION 2.04.  Paying Agent to Hold Money in Trust                  25
     SECTION 2.05.  Securityholder Lists                                 26
     SECTION 2.06.  Transfer and Exchange                                26
     SECTION 2.07.  Replacement Securities                               27
     SECTION 2.08.  Outstanding Securities                               27
     SECTION 2.09.  Temporary Securities                                 28
     SECTION 2.10.  Cancellation                                         28
     SECTION 2.11.  Defaulted Interest                                   28
     SECTION 2.12.  CUSIP Numbers                                        29

                                    ARTICLE 3

                                   Redemption
     SECTION 3.01.  Notices to Trustee                                   29
     SECTION 3.02.  Selection of Securities to be
                    Redeemed                                             29
     SECTION 3.03.  Notice of Redemption                                 30
     SECTION 3.04.  Effect of Notice of Redemption                       31
     SECTION 3.05.  Deposit of Redemption Price                          32
     SECTION 3.06.  Securities Redeemed in Part                          32

     SECTION 3.07.  Cancellation of Redeemed Securities                  32
     SECTION 3.08.  No Repurchase Restrictions                           32

                                    ARTICLE 4

                                    Covenants
     SECTION 4.01.  Payment of Securities                                33
     SECTION 4.02.  SEC Reports                                          33
     SECTION 4.03.  Limitation on Indebtedness                           33
     SECTION 4.04.  Limitation on Restricted Payments                    37
     SECTION 4.05.  Ownership of Capital Stock of Subsidiaries           40
     SECTION 4.06.  Limitation on Dividends and Other Payment
                    Restrictions Affecting Subsidiaries                  41
     SECTION 4.07.  Limitation on Asset Sales                            44
     SECTION 4.08.  Limitation on Transactions with Affiliates           50
     SECTION 4.09.  Change of Control                                    51
     SECTION 4.10.  Limitation on Liens                                  55
     SECTION 4.11.  Amendment of Scotia Pacific
                    Agreements                                           58
     SECTION 4.12.  Compliance Certificate                               58

                                    ARTICLE 5

                                Successor Company
     SECTION 5.01.  When Company May Merge or Transfer
                    Assets                                               58

                                    ARTICLE 6

                              Defaults and Remedies
     SECTION 6.01.  Events of Default                                    60
     SECTION 6.02.  Acceleration                                         62
     SECTION 6.03.  Other Remedies                                       63
     SECTION 6.04.  Waiver of Past Defaults                              63


     SECTION 6.05.  Control by Majority                                  63
     SECTION 6.06.  Limitation on Suits                                  64
     SECTION 6.07.  Rights of Holders to Receive
                    Payment                                              64
     SECTION 6.08.  Collection Suit by Trustee                           64
     SECTION 6.09.  Trustee May File Proofs of Claim                     65
     SECTION 6.10.  Priorities                                           65
     SECTION 6.11.  Undertaking for Costs                                66
     SECTION 6.12.  Waiver of Stay or Extension Laws                     66
     SECTION 6.13.  Restoration of Rights and Remedies                   66

                                    ARTICLE 7

                                     Trustee
     SECTION 7.01.  Duties of Trustee                                    66
     SECTION 7.02.  Rights of Trustee                                    68
     SECTION 7.03.  Individual Rights of Trustee                         68
     SECTION 7.04.  Trustee's Disclaimer                                 69
     SECTION 7.05.  Notice of Defaults                                   69
     SECTION 7.06.  Reports by Trustee to Holders                        69
     SECTION 7.07.  Compensation and Indemnity                           69
     SECTION 7.08.  Replacement of Trustee                               70
     SECTION 7.09.  Successor Trustee by Merger                          71
     SECTION 7.10.  Eligibility; Disqualification                        72
     SECTION 7.11.  Preferential Collection of Claims Against Company    72

                                    ARTICLE 8

                             Discharge of Indenture
     SECTION 8.01.  Discharge of Liability on Securities; Defeasance     72
     SECTION 8.02.  Conditions to Defeasance                             73
     SECTION 8.03.  Application of Trust Money                           75
     SECTION 8.04.  Repayment to Company                                 75
     SECTION 8.05.  Indemnity for Government
                    Obligations                                          75
     SECTION 8.06.  Reinstatement                                       750

                                    ARTICLE 9

                                   Amendments
     SECTION 9.01.  Without Consent of Holders                           76
     SECTION 9.02.  With Consent of Holders                              77
     SECTION 9.03.  Compliance with Trust Indenture Act                  78
     SECTION 9.04.  Revocation and Effect of Consents and Waivers        78
     SECTION 9.05.  Notation on or Exchange of
                    Securities                                           78
     SECTION 9.06.  Trustee to Sign Amendments                           79

                                   ARTICLE 10

                                  Miscellaneous
     SECTION 10.01. Trust Indenture Act Controls                         79
     SECTION 10.02. Notices                                              79
     SECTION 10.03. Communication by Holders with Other
                    Holders                                              80
     SECTION 10.04. Certificate and Opinion as to Conditions Precedent   80
     SECTION 10.05. Statements Required in Certificate or Opinion        81
     SECTION 10.06. When Treasury Securities
                    Disregarded                                          81
     SECTION 10.07. Rules by Trustee, Paying Agent
                    and Registrar                                        82
     SECTION 10.08. Legal Holidays                                       82
     SECTION 10.09. Governing Law                                        82
     SECTION 10.10. No Recourse Against Others                           82
     SECTION 10.11. Successors                                           82
     SECTION 10.12. Severability                                         82
     SECTION 10.13. Multiple Originals                                   83
     SECTION 10.14. Table of Contents; Headings                          83
     SECTION 10.15. Benefits of Indenture                                83
     SECTION 10.16. No Challenge                                         83

     Exhibit A - Form of Security
     Exhibit B - Salmon Creek Property Legal Description

                              CROSS-REFERENCE TABLE



       TIA                                                        Indenture
     Section                                                       Section       _______
_
     310(a)(1)                                                       7.10
        (a)(2)                                                       7.10
        (a)(3)                                                       N.A.
        (a)(4)                                                       N.A.
        (a)(5)                                                       7.10
        (b)                                                          7.08;
                                                                     7.10
        (c)                                                          N.A.
     311(a)                                                          7.11
        (b)                                                          7.11
        (c)                                                          N.A.
     312(a)                                                          2.05
        (b)                                                          10.03
        (c)                                                          10.03
     313(a)                                                          7.06
        (b)(1)                                                       7.06
        (b)(2)                                                       7.06
        (c)                                                          7.06;
                                                                     10.02
        (d)                                                          7.06
     314(a)                                                          4.02;
                                                                     10.02
        (b)                                                          N.A.
        (c)(1)                                                       10.04
        (c)(2)                                                       10.04
        (c)(3)                                                       N.A.
        (d)                                                          N.A.
        (e)                                                          10.05
        (f)                                                          N.A.
     315(a)                                                          7.01
        (b)                                                          7.05;
                                                                     10.02
        (c)                                                          7.01
        (d)                                                          7.01
        (e)                                                          6.11
     316(a) (last sentence)                                          10.06
        (a)(1)(A)                                                    6.05
        (a)(1)(B)                                                    6.04
        (a)(2)                                                       N.A.
        (b)                                                          6.07








        (c)                                                          9.04
     317(a)(1)                                                       6.08
        (a)(2)                                                       6.09

       TIA                                                        Indenture
     Section                                                       Section
     _______

        (b)                                                          2.04
     318(a)                                                          10.01


     N.A. means Not Applicable.

     ______________

          Note: This Cross-Reference Table shall not, for any purpose, be deemed part of the Indenture.

               INDENTURE dated as of March 23, 1993, between The Pacific Lumber Company, a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association, as trustee (the "Trustee").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10 1/2% Senior Notes due 2003 (the "Securities"):


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

               SECTION 1.01.  DEFINITIONS.

               "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate of the Consolidated Net Income of the Company for such period taken as a single accounting period, plus any expenses for depletion of the Company and its Subsidiaries determined on a con-solidated basis in accordance with GAAP, for such period without giving effect to any such expenses for depletion attributable to (A) any Unrestricted Subsidiary for such period or (B) any Restricted Subsidiary if the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted (as set forth in clause (v) of the definition of Consolidated Net Income in this Indenture) or (C) Scotia Pacific so long as any Timber Notes are outstanding.

               "AFFILIATE" of any person means (i) any person who, directly or indirectly, is in control of, is controlled by or is under common control with such person and (ii) any person who is a director or officer (A) of such person, (B) of any subsidiary of such person or
     (C) of any person described in clause (i) above and shall be deemed to include any joint venture, partnership or other person (other than a Subsidiary of the Company) in which the Company and/or its Subsidiar-ies have an equity ownership interest equal to or greater than 5% and in which one or more Affiliates of the Company has a direct or an indirect equity ownership interest in excess of 5% therein other than by virtue of the direct or indirect equity ownership in such joint venture, partnership or other person held (in the aggregate) by the Company and/or one or more of its Subsidiaries; provided, however, that the term "Affiliate" shall not include (i) the Company or (ii) any Subsidiary of the Company. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The fact that an Affiliate of a person is a partner of a law firm that renders services to such person or its Affiliates does not mean that the law firm is an Affiliate of such person.

               "ASSET SALE" means any sale, transfer or other disposition (including, without limitation, dispositions pursuant to any Taking, merger, consolidation or sale and leaseback transactions), after the date of the initial issuance of the Securities, by the Company or any of its Restricted Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) to any person other than to the Company or any of its Restricted Subsidiaries of (a) any Capital Stock or other ownership interest of any of the Company's Restricted Subsidiaries (including sales, transfers or other dispositions by such Restricted Subsidiary of its Capital Stock or other ownership interest) or (b) any other assets (other than any Capital Stock or ownership interests in any Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries, other than sales, transfers or other dispositions of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; provided, however, that the term Asset Sale shall not include (A) the sale, transfer or other disposition in any single transaction or series of related transactions of any assets or Capital Stock or other ownership interest by the Company or its Restricted Subsidiaries if the gross proceeds thereof (exclusive of indemnities) do not exceed $10,000,000 (such proceeds, to the extent non-cash, to be determined in good faith by the Board of Directors of the Company) in any 12-month period, (B) the creation, incurrence, assumption or existence of any Lien to the extent not prohibited by Section 4.10, (C) any of the transactions governed by Section 5.01, (D) an exchange of assets, provided the assets received are to be used in the lines of business of the Company or any of its Restricted Subsidiaries on the date of the Indenture or reasonably related extensions of such lines and only to the extent such exchange qualifies for non-recognition treatment under the Code, and (E) any transaction to the extent permitted pursuant to Section 4.04 or Section 4.05.

               "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such prin-cipal payment by (ii) the sum of all such principal payments.

               "BANK DEBT" means any and all amounts payable under or in respect of the Credit Agreement, including principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts payable thereunder or in respect thereof.

               "BERING AGREEMENT" means the investment management agree-ment, effective as of December 1, 1991, between Bering Holdings Inc. and MAXXAM Properties Inc., as amended, supplemented or otherwise modified from time to time.

               "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

               "BRITT LUMBER AGREEMENT" means the Agreement dated as of the date hereof, among the Company and Britt Lumber Co., Inc., as amended, supplemented or otherwise modified from time to time.

               "BUSINESS DAY" means each day that is not a Legal Holiday.

               "CAPITAL LEASE OBLIGATIONS" of any person means, as of any date of determination, any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP as of such determination date (it being understood that the Capital Lease Obligations of the Company shall not include any such obligations attributable to any Unrestricted Subsidiary as of any determination date); the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

               "CAPITAL STOCK" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock of such person, including any Preferred Stock of such person but excluding any Redeemable Stock of such person.

               "CASH EQUIVALENTS" means at any time (i) any evidence of any obligation issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand or time deposits with, and certificates of deposit or acceptances issued by, any bank or trust company organized under the laws of the United States of America or any State thereof (including the Trustee) whose unsecured, unguaranteed long-term debt obligations are rated "A" by Standard & Poor's Corporation ("S&P") and "A2" by Moody's Investors Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher; (iii) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A" by S&P and "A2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in clauses (i), (ii) or (iv) of this definition;
     (iv) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 180 days from the date of acquisition thereof) and having a rating of "A-2" by S&P and "P-2" by Moody's or higher; (v) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aam" by Moody's or higher; (vi) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which
     (A) for direct issues, must not be less than "P2" if rated by Moody's and not less than "A2" if rated by S&P, or (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (vii) any investments hereafter developed which are substantially comparable to those described above.

               "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) MAXXAM, directly or indirectly, not having (other than by reason of the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation - 13d-3 of the Exchange Act as in effect on the date of this Indenture) of at least 40% of the total common equity, on a fully diluted basis, of the Company; provided, however, that such ownership by MAXXAM, directly or indirectly, of 30% or greater, but less than 40% of the total common equity, on a fully diluted basis, of the Company shall not be a Change of Control if MAXXAM, through direct representation or through persons nominated by it, controls a majority of the Board of Directors necessary to effectuate any actions by the Board of Directors; and provided, further, that the foregoing minimum percentages shall be deemed not satisfied if any person or group shall, directly or indirectly, own more of the total voting power entitled to vote generally in the election of directors of the Company than MAXXAM; or (ii) Charles Hurwitz, members of his immediate family and trusts for the benefit thereof (each such person, including Mr. Hurwitz and any trustee of such trusts being herein called a "Beneficiary") not having (other than by reason of resolution of any litigation outstanding as of the date of the Indenture or any similar litigation or the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of this Indenture) of at least the Minimum Percentage of the total equity of MAXXAM other than as a result of new issuances of equity securities by MAXXAM to third parties (other than to a third party who is not a Beneficiary and who controls MAXXAM). Minimum Percentage means that percentage obtained by multiplying (x) the percentage of the total equity of MAXXAM directly or indirectly beneficially owned by the Beneficiaries as of the date of this Indenture and (y) 80%.

               "CODE" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations promulgated thereunder, all as in effect from time to time.

               "COGENERATION FACILITY" means the Credit Agreement dated as of July 26, 1990 between the Company and Bank of America, National Trust and Savings Association, together with all related notes, letters of credit, collateral documents and guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case, as amended, supplemented, re-stated, restructured, renewed, extended, refinanced or otherwise modified, in whole or in part, from time to time through the date of this Indenture.

               "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

               "COMPANY" means The Pacific Lumber Company, a Delaware corporation, and subject to the provisions of Article 5 herein, shall mean its successors and assigns; provided, however, that, for purposes of any provision contained herein which is required by the TIA, "Company" shall also mean each other obligor (if any) on the indenture securities.

               "CONSOLIDATED CASH FLOW COVERAGE RATIO" of the Company means, as of the date of the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate Consolidated Interest Expense for the fiscal quarter in which the Transaction Date occurs and to be accrued during the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount of Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date and thereafter other than the Timber Notes), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreements which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; and provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; and provided further that if, during the four fiscal quarters referred to in clause (i) of this definition, (x) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) the Company or any of its Restricted Subsidiaries shall have acquired any material assets out of the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and any related financing had occurred on the first day of such period.

               "CONSOLIDATED INCOME TAX EXPENSE" of the Company means (without duplication), for any period the aggregate of the income tax expense (net of applicable credits) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP other than income taxes (including credits) with respect to items of net income excluded from the definition of Consolidated Net Income and without giving effect to any income tax expense or benefit attributable to any Unrestricted Subsidiary, or to Scotia Pacific so long as any Timber Notes are outstanding, during such period.

               "CONSOLIDATED INTEREST EXPENSE" of the Company means, for any period (without duplication), (A) the sum of (i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) all fees, commissions, discounts and other charges of the Company and its Subsidiaries with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Interest Rate Protection Agreements for such period, determined on a consolidated basis in accordance with GAAP, and (iii) dividends declared on Redeemable Stock of the Company or any Restricted Subsidiary held by persons other than the Company or a Wholly Owned Restricted Subsidiary (other than dividends payable in Capital Stock of the Company or pro rata dividends payable in Capital Stock of any such Restricted Subsidiary), less (B) the sum of (i), to the extent included in clause (A) of this definition, any charge in connection with the repurchase or redemption of the Old Securities with respect to premiums paid in excess of the principal amount of the Old Securities so repurchased or redeemed, (ii) the amortization or write-off of deferred financing costs by the Company and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP (including, without limitation, the amortization of any unamortized deferred financing costs in connection with any refinancing of the Credit Agreement and/or the Cogeneration Facility and/or the repurchase or redemption of the Old Securities), and (iii) the amortization of any debt discount associated with the Securities determined on a consolidated basis in accordance with GAAP; in the case of clauses (A) and (B) of this definition, without giving effect to any such items and amounts attributable to any Unrestricted Subsidiary, or to Scotia Pacific so long as any Timber Notes are out-standing, during such period.

               "CONSOLIDATED NET INCOME" of the Company means, for any period, the aggregate net income (or net loss, as the case may be) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP ("GAAP Net Income"); provided that (without duplication) there shall be excluded from GAAP Net Income (to the extent otherwise included therein) (i) gains and losses (net of applicable taxes) from Asset Sales or reserves relating thereto (except any gain or loss on the sale of an Unrestricted Subsidiary); (ii) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carryforwards) and gains and losses from discontinued operations; (iii) the net income (or loss) of any Unrestricted Subsidiary, and of Scotia Pacific so long as there are

     Timber Notes outstanding, during such period; (iv) except to the extent includable pursuant to clause (iii) of this definition, the net income (or loss) of any other person accrued or attributable to any period prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiar-ies or such other person's property (or a portion thereof) is acquired by the Company or any of its Subsidiaries; and (v) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to such Subsidiary; and provided further, that there shall be added to GAAP Net Income the entire amount of dividends or other distributions actually paid in cash or Cash Equivalents during such period to the Company or any of its Restricted Subsidiaries by any Unrestricted Subsidiary or Scotia Pacific out of funds legally available therefor and which the Company elects to include in the computation of Consolidated Net Income at the time of the computation thereof (such election having been deemed to have occurred with respect to Scotia Pacific so long as any Timber Notes are outstanding), except all dividends and other distributions which are permitted to be distributed to stockholders of the Company in accordance with Section 4.04(c)(v).

               "CREDIT AGREEMENT" means the letter agreement dated May 29, 1992, from Bank of America, National Trust and Savings Association to the Company, together with all related notes, letters of credit, collateral documents and guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case, as amended, supplemented, restated, restructured, renewed, extended, refinanced or otherwise modified, in whole or in part, from time to time.

               "DEED OF TRUST" means the Deed of Trust dated prior to the date hereof, among Scotia Pacific, the Collateral Agent named therein, as beneficiary, and the Deed of Trust Trustee named therein, as amended, supplemented or otherwise modified from time to time.

               "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default as specified in
     Section 6.01.

               "EBITDA" of the Company means, for any period, the sum for such period of Consolidated Net Income plus, to the extent reflected in the income statement for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) depreciation and depletion expense, (iv) amortization expense (including amortization of deferred financing costs), and (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, in the case of clauses
     (iii), (iv) and (v) of this definition, of the Company and its Sub-sidiaries determined on a consolidated basis in accordance with GAAP for such period, but without giving effect to any such items and amounts attributable to any Unrestricted Subsidiary during such period or to Scotia Pacific so long as any Timber Notes are outstanding.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

               "GAAP" means, at any date, generally accepted accounting principles as in effect on December 31, 1992, and used in the preparation of the Company's consolidated balance sheet at such date and the Company's statements of consolidated income and cash flows for the year then ended, but in any event giving effect to, but excluding the effect of any one-time charges related to the implementation of, Statement of Financial Accounting Standards No. 106 (Employers' Accounting for Postretirement Benefits Other than Pensions) and Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes).

               "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.

               "INDEBTEDNESS" of any person means, at any date, any of the following (without duplication): (a) the principal amount of all obligations (unconditional or contingent) of such person for borrowed money (whether or not recourse is to the whole of the assets of such person or only to a portion thereof) and the principal amount of all obligations (unconditional or contin-

     gent) of such person evidenced by debentures, notes or other similar instruments (including, without limitation, reimbursement obligations with respect to letters of credit (except to the extent collateralized by cash or Cash Equivalents), performance bonds (except to the extent collateralized by cash or Cash Equivalents) and bankers' acceptances (except to the extent collateralized by cash or Cash Equivalents));
     (b) all obligations of such person to pay the deferred purchase price of property or services, except (x) accounts payable and other current liabilities arising in the ordinary course of business and (y) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements; (c) Capital Lease Obligations of such person; (d) all Indebtedness of others secured by a Lien on any asset of such person whether or not such Indebtedness is assumed or guaranteed by such person; (e) all Indebtedness of others guaranteed by such person; and (f) all Redeemable Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price exclusive of accrued and unpaid dividends; and the amounts thereof shall be the outstanding balance of any such unconditional obligations as described in clauses (a) through (e) (other than clause (d)), and the maximum liability of any such contingent obligations at such date (other than with respect to clause (d)) and, in the case of clause
     (d), the lesser of the fair value (as determined by the Board of Directors) at such date of any asset subject to any Lien securing the Indebtedness of others and the principal amount of the Indebtedness secured; provided that the Indebtedness of any person shall not include (i) obligations of such person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business provided that such obligations are extinguished within two Business Days after their Incurrence and (ii) obligations of such person resulting from the endorsement of negotiable instruments in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Stock.

               "INDENTURE" means this Indenture as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

               "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in interest rates or currency exchange rates, as in effect from time to time.

               "INVESTMENT" means with respect to any person (such person being referred to in this definition as the "Investor") (without duplication), (i) any amount paid or any property transferred, in each case, directly or indirectly, by the Investor for Capital Stock or Redeemable Stock, partnership interests or other securities of, or as a contribution to the capital of any other person, (ii) any direct or indirect loan or advance by the Investor to any other person other than accounts receivable of the Investor relating to the purchase and sale of property or services arising in the ordinary course of busi-ness, and (iii) any direct or indirect guarantee by the Investor of any Indebtedness of any other person.

               "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required by applicable law to be open in the Commonwealth of Massachusetts and in the States of New York, California and Texas.

               "LIEN" means, with respect to any asset, any lien, mortgage, pledge, security interest, charge or encumbrance of any kind
     (including any conditional sale or other title retention agreement and any lease in the nature thereof) in respect of such asset.

               "MAINTENANCE AGREEMENT" means the Maintenance Agreement, dated as of July 1, 1986, between the Company and MGI.

               "MAXXAM" means MAXXAM Inc., a Delaware corporation, and any successor corporation.

               "MGI" means MAXXAM Group Inc., a Delaware corporation, and any successor corporation.

               "NET CASH PROCEEDS" means cash payments received (but if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is, or could freely be, converted into United States dollars) by or on behalf of the Company and/or any of its Restricted Sub-sidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, or the cash realization of any non-cash proceeds of any Asset Sale, but, in each case, only as and when, and to the extent, received by the Company or any of its Restricted Subsidiaries) from an Asset Sale, in each case and without duplication, net of (i) fees, expenses and other expenditures in connection with such Asset Sale (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be), (ii) the amounts paid to repurchase or repay any Indebtedness, or the amount of any Indebtedness assumed, in each case which Indebtedness is either (A) secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or (B) associated with such assets and due in connection with such Asset Sale, and other fees, expenses and other expenditures, in each case, incurred in connection with such Asset Sale or the repurchase, repayment or assumption of such Indebtedness (whether or not such fees, expenses or expenditures are then due and payable), (iii) all amounts deemed appropriate by the Company (as evi-denced by a signed certificate of the Treasurer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale, (iv) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale, and (v) with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments required to be paid to persons holding a minority interest in such Restricted Subsidiary, provided, in each such case, such fees, expenses, expenditures and other amounts are not payable to an Affiliate of the Company.

               "OFFICER" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Company.

               "OFFICERS' CERTIFICATE" means a certificate signed by two
     Officers.

               "OLD SECURITIES" means, collectively, (i) the Company's 12% Series A Senior Notes due July 1, 1996, (ii) the Company's 12.2% Series B Senior Notes due July 1, 1996, and (iii) the Company's 12.5% Senior Subordinated Debentures due July 1, 1998.

               "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee, as the case may be.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "PREFERRED STOCK" as applied to the Capital Stock or Redeemable Stock of any corporation, means Capital Stock or Redeemable Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock or Redeemable Stock, as the case may be, of any other class of such corporation.

               "PRINCIPAL" of a Security means the principal of the Security plus the premium, if any, payable on the Security.

               "REDEEMABLE STOCK" of any person means any equity security of such person that by its terms is required to be redeemed prior to the final Stated Maturity of all principal of the Securities, or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of all principal of the Securities.

               "RESTRICTED INVESTMENT" means any Investment in an Affiliate of the Company.

               "RESTRICTED SUBSIDIARY" means, as of any determination date, each of the Subsidiaries of the Company which is not as of such determination date an Unrestricted Subsidiary of the Company.

               "SALMON CREEK" means Salmon Creek Corporation, a Delaware corporation, or any successor corporation, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise, which holds the Salmon Creek Property on the date of this Indenture but which may not acquire any other assets (other than assets incidental to the operation, disposition, management and maintenance of the Salmon Creek Property or assets received in connection with a transaction described in Section 4.04(c)(v) or any clause thereof), except in exchange for or out of the proceeds of the sale or disposition of Salmon Creek Property.

               "SALMON CREEK PROPERTY" means any of the property described on Exhibit B to this Indenture or any assets or Stock, in each case, held by Salmon Creek.

               "SCOTIA PACIFIC" means Scotia Pacific Holding Company, a Delaware corporation, and any successor corporation, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise.

               "SCOTIA PACIFIC AGREEMENTS" means any agreements between Scotia Pacific and the Company or any Subsidiary of the Company as the same may be amended after the date hereof in accordance with the terms thereof, including without limitation, the Master Purchase Agreement, Services Agreement, Additional Services Agreement, Environmental Indemnification Agreement and Reciprocal Rights Agreement, each effective prior to or as of the date hereof.

               "SEC" means the Securities and Exchange Commission or any successor regulatory agency thereto.

               "SECURITIES" means the Securities issued, authenticated and delivered under this Indenture, as amended, restated, restructured, renewed, extended, refinanced or otherwise modified, in whole or in part, from time to time.

               "SECURITIES ACT" means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

               "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary of the Company which at the time of determination had, or any group of Restricted Subsidiaries which, if merged into each other at the time of determination, would at the time of determination have had, (A) assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date, (B) revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period or (C) EBITDA for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total EBITDA on a consolidated basis for such period (it being understood that for the purposes of clause (C) of this definition, EBITDA of any Restricted Subsidiary or group of Restricted Subsidiaries of the Company for any period shall be that portion of the Company's total EBITDA attributable to such Restricted Subsidiary or group of Restricted Subsidiaries during such period).

               "STATED MATURITY", when used with respect to the payment of any principal of, or accrued interest on, any Security, means the date specified in such Security as the fixed date on which such principal of or accrued interest on such Security is due and payable, as the case may be.

               "STOCK" of any person means, collectively, the Capital Stock and the Redeemable Stock of such person.

               "SUBSIDIARY" means, with respect to any person, (i) any corporation of which more than 50% of the outstanding Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of the corporation (irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned, directly or indirectly, by such per-son, or by one or more other Subsidiaries of such person, or by such person and one or more other Subsidiaries of such person, or (ii) any other entity of which more than 50% of the outstanding equity ownership interests are at the time owned, directly or indirectly, by such person, or by one or more other Subsidiaries of such person, or by such person and one or more other Subsidiaries of such person.

               "TAKING" means any sale, transfer or other disposition of all or any part of the assets of the Company that occurs by reason of condemnation or eminent domain or other similar proceedings exercised by the United States of America or any State, municipality, agency or other governmental authority thereof.

               "TAX SHARING AGREEMENT" means the Tax Allocation Agreement, dated May 21, 1988, by and among MAXXAM, the Company and certain other subsidiaries of MAXXAM, as amended by the Tax Allocation Agreement, dated as of the date hereof, by and among MAXXAM, the Company, Scotia Pacific and Salmon Creek, as amended, supplemented or otherwise modified from time to time.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise expressly provided herein.

               "TIMBER NOTE INDENTURE" means the Indenture, dated as of the date hereof between Scotia Pacific and The First National Bank of Boston, as trustee, pursuant to which the Timber Notes are being issued, as amended, supplemented or otherwise modified from time to time.

               "TIMBER NOTES" means the 7.95% Timber Collateralized Notes due 2015, issued by Scotia Pacific, as amended, supplemented or otherwise modified, in whole or in part from time to time in accordance with the terms of the Timber Note Indenture.

               "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

               "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect in the State of New York from time to time.

               "UNRESTRICTED INVESTMENTS OUTSTANDING" means, at any time of determination, in respect of any Unrestricted Subsidiary, the difference between (x) the sum of all Unrestricted Investments theretofore made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the date of this Indenture, minus (y) the amount of all dividends and distributions paid (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the last proviso of the definition thereof at the time of determi-nation), all repayments of the principal amount of loans or advances by such Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries during the period that such person was an Unrestricted Subsidiary and any other reduction of Unrestricted Investments in such Unrestricted Subsidiary during the period that such person was an Unrestricted Subsidiary (the amount of any Unrestricted Investment returned or reduced, if other than in cash or a sum certain guaranteed, to be the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee); provided that the amount of Unrestricted In-vestments Outstanding in respect of any Unrestricted Subsidiary shall at no time be a negative amount.

               "UNRESTRICTED SUBSIDIARY" means (a) each of the Subsidiaries of the Company so designated by a resolution adopted by the Company's Board of Directors and whose creditors have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary (except to the extent such recourse arises (i) solely by operation of law and not pursuant to a contractual or other consensual arrangement or (ii) pursuant to an Investment or a Restricted Investment permitted by this Indenture),

     (b) any Subsidiary of an Unrestricted Subsidiary, (c) any joint venture, partnership or other person (other than a Subsidiary of the Company) in which the Company and/or its Subsidiaries have an equity ownership interest equal to or greater than 5% and in which no Affiliate of the Company has a direct or an indirect equity ownership interest in excess of 5% therein other than by virtue of the direct or indirect equity ownership interest in such joint venture, partnership or other person held (in the aggregate) by the Company and/or one or more of its Subsidiaries, and (d) Salmon Creek. The Board of Direc-tors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that any such redesignation shall be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Restricted Subsidiary for purposes of Section 4.03 as of the date of such redesignation to the extent that such Indebtedness does not already constitute Indebtedness of the Company or one or more of its Restricted Subsidiaries. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary (other than Scotia Pacific so long as there are any Timber Notes outstanding) to be an Unrestricted Subsidiary, provided that (i) the amount of any outstanding Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary shall be deemed to be Unrestricted Investments Outstanding at the time of such designation and (ii) immediately after giving effect to such designation and to the characterization of the Investments by the Company and its Restricted Subsidiaries in such newly designated Unrestricted Subsidiary, the Company and its remaining Restricted Subsidiaries could make at least $1.00 of additional Restricted Payments or Unrestricted Investments pursuant to
     Section 4.04.

               "U.S. GOVERNMENTAL OBLIGATIONS" means any evidence of obligations issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

               "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary (i) which is a corporation of which all of the outstanding shares of Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) are owned at the time, directly or indirectly (through one or more Wholly Owned Restricted Subsidiaries), by the Company (except for director's qualifying shares), or (ii) which is any other entity of which all of the outstanding equity ownership interests are owned at the time, directly or indirectly (through one or more Wholly Owned Restricted Subsidiar-ies), by the Company.

               SECTION 1.02.  OTHER DEFINITIONS.

                                                       Defined in
     Term                                                Section
     ____                                              _________

     "Asset Sale Offer"                                4.07(c)
     "Asset Sale Offer Notice"                         4.07(d)
     "Asset Sale Purchase Notice"                      4.07(e)
     "Asset Sale Purchase Price"                       4.07(c)
     "Bankruptcy Law"                                  6.01
     "Change of Control Offer Notice"                  4.09(b)
     "Change of Control Offer Period"                  4.09
     "Change of Control Purchase Date"                 4.09(a)
     "Change of Control Purchase Price"                4.09(a)
     "covenant defeasance option"                      8.01
     "Custodian"                                       6.01
     "Event of Default"                                6.01
     "GAAP Net Income"                                 1.01 (within
                                                       the defini-
                                                       tion of "Con-
                                                       solidated Net
                                                       Income")
     "Incur" (and the terms "Incurred" and
       "Incurrence" have correlative meanings)         4.03
     "legal defeasance option"                         8.01
     "maximum fixed repurchase price"                  1.01 (within)
                                                       the defini-
                                                       tion of "In-
                                                       debtedness")
     "Moody's"                                         1.01 (within
                                                       the defini-
                                                       tion of "Cash
                                                       Equivalents")
     "Offer Amount"                                    4.07
     "Offer Period"                                    4.07
     "Paying Agent"                                    2.03
     "Redemption"                                      4.04(a)
     "refinance" (and the terms "refinancing" and
       "refinanced" have correlative meanings)         4.03(c)
     "Refinancing Indebtedness"                        4.03(c)
     "Registrar"                                       2.03
     "Restricted Payment"                              4.04(a)
     "S&P"                                             1.01 (within
                                                       the defini-
                                                       tion of "Cash
                                                       Equivalents")
     "Unrestricted Investment"                         4.04(a)

               SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE
     ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

               Except as expressly provided herein, all other terms used in this Indenture that are defined by the TIA, or that are, by reference in the TIA, defined in the Securities Act, shall have the meaning assigned to such terms in the TIA and in the Securities Act, as the case may be, as they were in effect as of the date of this Indenture.

               SECTION 1.04.  RULES OF CONSTRUCTION.  For purposes of the
     Securities and this Indenture (except as otherwise expressly provided herein or unless the context otherwise requires):

               a term has the meaning assigned to it;

               (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (2)  "or" is not exclusive;

               (3)  "including" means including, without limitation;

               (4) words in the singular include the plural and words in the plural include the singular;

               (5) unsecured indebtedness shall not be deemed to rank subordinate or junior in right or priority of payment to secured indebtedness merely because it is unsecured indebtedness; and

               (6) the principal amount of any noninterest bearing security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the Incurrence of Indebtedness.


                                    ARTICLE 2

                                 THE SECURITIES

               SECTION 2.01.  FORM AND DATING.  The Securities and the
     Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A hereto. The Securities may have notations, legends or endorsements lithographed or engraved thereon as the Company may deem appropriate and as not inconsistent with the provisions of this Indenture, or as may be required by law, stock exchange rule or regulation, or usage or agreements to which the Company is a party which are not inconsistent therewith (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Trustee and the Company). Each Security shall be dated the date of its authentication. The terms and provisions contained in the form of Security, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

               SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities on behalf of the Company under its corporate seal. The Company's seal shall be impressed, affixed, imprinted or otherwise reproduced on the Securities and may be in facsimile form.
     The signature of any such officer or officers upon the Securities may be the manual or facsimile signature of the present or any future officer or officers and facsim-

     ile signatures may be imprinted or otherwise reproduced on the Securities.

               If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

               A Security shall not be valid until a duly authorized officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $235,000,000 upon a written order of the Company, signed by two Officers of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time shall not exceed that amount except as provided in Section 2.07.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate
     Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

               The Securities shall be issued only in registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

               SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment
     ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents.
     The term "Registrar" includes any co-registrar

     and the term "Paying Agent" includes any additional paying agent.

               The Company may designate or appoint a Registrar or Paying
     Agent not a party to this Indenture. If the Company shall so designate or appoint such agent, the Company shall enter into an appropriate agency agreement with such Registrar or Paying Agent. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
     7.07. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent, Registrar or transfer agent.

               The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

               SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. On or prior to 11:00 A.M., New York City time, on each due date of the principal of or interest on any Security, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay such principal or interest then so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment; provided, however, that any money earned on funds invested by the Trustee or any Paying Agent shall be remitted to the Company. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money so paid over to the Trustee.

               SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall pre-serve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date as set forth in the Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

               SECTION 2.06. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of such Security for registration of transfer at the office or agency to be maintained by the Company. When a Security is presented to the Registrar with a written request to register a trans-fer, the Registrar shall register the transfer as requested, and deliver a duly executed and authenticated Security or Securities in the name of the transferee, if its requirements are met. When
     Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities in other authorized denominations, the Registrar shall make the exchange as requested, and deliver the duly executed and authenticated Security or Securities which the Holder making the exchange shall be entitled to receive, if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in relation thereto. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption in whole or in part (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or during the 15 day period prior to the date of the mailing of a notice of redemption of Securities selected for redemp-tion or 15 days before an interest payment date as set forth in the Securities.

               Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such

     Security and for all other purposes whatsoever, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

               SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Secu-rity (temporary or definitive) is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder shall furnish to the Trustee and the Company an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The
     Company and the Trustee may charge the Holder for their respective expenses in replacing a Security.

               Every replacement Security is an additional obligation of the Company and shall be subject to all the terms and provisions of this Indenture.

               SECTION 2.08. OUTSTANDING SECURITIES. Securities outstand-ing at any time are all Securities that have been issued, authenti-cated and delivered by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be out-standing because the Company, one of its Subsidiaries or an Affiliate of the Company holds the Security.

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

               To the extent that the Trustee or the Paying Agent segre-gates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay the Securities (or portions thereof) payable on that date and the Paying
     Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

               SECTION 2.09. TEMPORARY SECURITIES. Until definitive Secu-rities are ready for delivery, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed or typewritten) of any authorized denomination, upon written order of the Company signed by two Officers. Temporary
     Securities shall be substantially in the form of definitive
     Securities, but with such omissions, insertions and variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall execute and deliver definitive
     Securities to the Trustee and the Trustee shall authenticate defini-tive Securities and deliver them in exchange for temporary Securities.

     Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture and shall be subject to the same provisions hereof as definitive Securities authenticated and delivered hereunder.

               SECTION 2.10. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company.
     The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

               SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest (plus interest on such defaulted interest to the extent permitted by applicable law calculated at the same rate as the rate at which the interest that is in default was calculated). The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five
     Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before the special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     The Company may pay defaulted interest in any other lawful manner.

               SECTION 2.12.  CUSIP NUMBERS.  The Company in issuing the
     Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders upon written order of the Company signed by two Officers; provided that any such notice shall state that neither the Trustee nor the Company makes any representation as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.


                                    ARTICLE 3

                                   REDEMPTION

               SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee). If less than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee.

               SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall allocate the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal (excluding premiums, if any) of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects for redemption shall be in amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If the Trustee uses the pro rata method of redemption, in order to as nearly as practicable exhaust funds provided by the Company for redemption, the Trustee in redeeming
     Securities may use any method it considers fair and equitable to round up or down so that the amount of any Securities redeemed shall be in principal amounts (excluding premiums, if any) of $1,000 or integral multiples thereof. If at the time of any such selection, the Trustee is not then the Registrar, the Trustee may direct the Registrar to make the selection in accordance with this Section 3.02. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

               SECTION 3.03.  NOTICE OF REDEMPTION.  At least 15 days (or
     30 days if legally required by The Depositary Trust Company) but not more than 60 days before a date fixed for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at each Holder's last address as it shall appear upon the register of the Securities maintained by the Company, but any defect therein or failure of the addressee to receive such notice shall not affect the validity of the proceedings for the redemption of any of the Securities. Any failure to give such notice to the Holder of any Securities shall not affect the validity of the proceedings for the redemption of any other Security.

               The notice shall identify the Securities to be redeemed
     (including CUSIP numbers if used) and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3)  the name and address of the Paying Agent;

               (4) that Securities called for redemption must be sur-rendered to the Paying Agent to collect the redemption price;

               (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

               (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remain-ing right of the Holders is to receive payment of the redemption price and accrued and unpaid interest to (but not including) the redemption date, if applicable, upon surrender to the Paying Agent of such Securities; and

               (7) the paragraph of the Securities and the section of this Indenture pursuant to which the Securities are to be redeemed.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses (1) through (3) at least 60 days prior to any such redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

               SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest thereon, if any, to (but not including) the redemption date. Unless the Company defaults in making the redemption payment, interest on the Securities called for redemption ceases to accrue on and after the redemption date (regardless of whether the Securities have been timely surrendered). If the date fixed for redemption is an interest payment date, the redemption payment shall not include accrued interest which shall be paid in the usual manner otherwise provided for herein.

               SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.  On or prior to
     11:00 A.M., New York City time, on the redemption date, the Company shall deposit with the Paying

     Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money suffi-cient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. All money earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company.

               SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof (at the Company's expense) a new Security equal in principal amount in authorized denominations to the unredeemed portion of the Security surrendered.

               SECTION 3.07.  CANCELLATION OF REDEEMED SECURITIES.  All
     Securities surrendered to the Trustee, upon redemption pursuant to the provisions of this Article 3, shall be forthwith cancelled by it.

               SECTION 3.08. NO REPURCHASE RESTRICTIONS. Nothing con-tained in this Indenture or in the Securities shall be deemed to prohibit or in any way restrict the Company, any Subsidiary or any Affiliate from purchasing or otherwise acquiring any Security or interest therein at any price or for any consideration whether higher or lower than the redemption price, in a transaction not effected pursuant to this Article 3.


                                    ARTICLE 4

                                    COVENANTS

               SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and accrued interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and accrued interest shall be considered paid on the date due to the extent that on such date the Trustee or the Paying
     Agent holds in accordance with this Indenture money sufficient to pay the principal and accrued interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

               The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest to the extent permitted by applicable law calculated at the same rate as the rate at which the interest that is in default was calculated.

               SECTION 4.02.  SEC REPORTS.  The Company shall file with the
     Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the final information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations pre-scribe) which the Company or any Subsidiary is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwith-standing that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA 314(a).

               SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, contingently or otherwise
     (collectively, "INCUR"), any Indebtedness (including, without duplica-tion, guarantees of Indebtedness by the Company and/or its Restricted
     Subsidiaries), except that the Company and/or its Restricted
     Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) may Incur Indebtedness (including, without duplication, guarantees of Indebtedness by the Company and/or its Restricted Subsidiaries) if, immediately after giving effect thereto and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Coverage Ratio of the Company would exceed 1.75 to 1 if such determination is made prior to March 31, 1994 and 2.0 to 1 if such determination is made thereafter.

                    (b) Notwithstanding the provisions of Section 4.03(a), the Company and/or its Restricted Subsidiaries (other than, except in the case of clauses (xi) and (xii) of Section 4.03(b), Scotia Pacific so long as there are any Timber Notes outstanding) may Incur (without duplication) the following:

                         (i)  Indebtedness in respect of the Secu-
               rities;

                         (ii)  aggregate Indebtedness under the Credit
     Agreement in an amount not to exceed at any time outstanding
     $40,000,000;

                         (iii)  Indebtedness outstanding on the date
     hereof (other than the Timber Notes which are governed by clause (xi) of this Section 4.03(b));

                         (iv)  Indebtedness in connection with one or
     more letters of credit issued pursuant to (a) self-insurance obliga-tions (other than workmen's compensation obligations), the aggregate face or stated amount of which, together with the aggregate amount of any related reimbursement obligations (without duplication) does not exceed $1,000,000 at any time outstanding, and (b) workmens' compensation obligations;

                         (v)  Indebtedness owed by the Company to a
     Restricted Subsidiary or owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary of the Company;

                         (vi)  Capital Lease Obligations (other than
     Capital Lease Obligations permitted by clause (xii) of this Section
     4.03(b)) not exceeding $10,000,000 at any time outstanding;

                         (vii)  Indebtedness under any Interest Rate
     Protection Agreement to the extent that such Interest Rate Protection
     Agreement is related to payment obliga

     tions on Indebtedness otherwise permitted under Section 4.03;

                         (viii)  Indebtedness Incurred in connection
     with Indebtedness the interest on which is exempt from Federal income tax under the Code in an amount not exceeding $10,000,000 at any time outstanding;

                         (ix)  Indebtedness owed to or guaranteed by
     any governmental agency, instrumentality or other authority Incurred to provide relief from natural disasters or other similar assistance;

                         (x)  Indebtedness Incurred after the date
     hereof (in addition to (and without duplication of) Indebtedness otherwise permitted by Section 4.03), in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

                         (xi)  Indebtedness of Scotia Pacific under
     the Timber Notes or the Timber Note Indenture or in respect of the Scotia Pacific Agreements or any other agreement entered into in connection with the Timber Notes, as the same may be amended from time to time in accordance with Section 4.11; and

                         (xii)  Capital Lease Obligations of Scotia
     Pacific.

                    (c)  Notwithstanding anything to the contrary in
     Section 4.03(a) or (b), the Company and its Restricted Subsidiaries
     (other than Scotia Pacific so long as there are any Timber Notes outstanding) may Incur Indebtedness all of the net proceeds of which (after premiums, reasonable fees, expenses and costs related to the Incurrence of such Indebtedness) are applied to renew, extend, restructure, restate, refund or otherwise refinance, in whole or in part (collectively, "REFINANCE"), the Indebtedness permitted by paragraphs (a) or (b)(i) and (iii) of this Section 4.03 or any one or more successive refinancings thereof (collectively, "REFINANCING
     INDEBTEDNESS"); provided that (i) such Refinancing

     Indebtedness is in an aggregate amount not exceeding the aggregate amount outstanding of the Indebtedness being so refinanced plus an amount equal to the premiums, reasonable fees and expenses incurred in connection with such refinancing; (ii) with respect to Refinancing
     Indebtedness which refinances Indebtedness of the Company which ranks
     (pursuant to its terms) subordinate in right and priority of payment to the Securities, (x) the final stated maturity date of such Refinancing Indebtedness shall not be earlier than the final stated maturity date of the Indebtedness being so refinanced, (y) in the case of such Refinancing Indebtedness Incurred by the Company, such Refi-nancing Indebtedness is ranked (pursuant to its terms) subordinate in right and priority of payment to the Securities to the same extent as the Indebtedness being so refinanced, and (z) such Refinancing
     Indebtedness has an Average Life at the time it is Incurred which is not less than the remaining Average Life of the Indebtedness being so refinanced; and (iii) no Restricted Subsidiary may Incur Refinancing
     Indebtedness to refinance Indebtedness of the Company pursuant to this clause (c) of Section 4.03 except to the extent that such Refinancing
     Indebtedness constitutes a guarantee by such Restricted Subsidiary of Indebtedness of the Company (it being understood that such Restricted
     Subsidiary may incur Indebtedness to refinance Indebtedness of the Company to the extent that the Incurrence of such Indebtedness is otherwise permitted by clauses (a) or (b) of this Section 4.03).

                    (d) Any revocation of the designation of an Unre-stricted Subsidiary shall be deemed for purposes of this Section 4.03 to be an Incurrence of Indebtedness by the Company and its Restricted
     Subsidiaries of the Indebtedness of such Unrestricted Subsidiary as of the time of such revocation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

               SECTION 4.04.  LIMITATION ON RESTRICTED PAYMENTS.  (a)  The
     Company shall not, and in the cases of clauses (i)(y), (ii) and (iv) of this Section 4.04(a), shall not permit any Restricted or Unrestricted Subsidiary to, and in the case of clause (iii) of this
     Section 4.04(a), shall not permit any Restricted Subsidiary to directly or indirectly:

                         (i)(x) declare or pay any dividend or make any distribution on the Company's Capital Stock (other than dividends or distributions payable in Capital Stock of the Company) or (y) purchase, redeem or otherwise acquire or retire for value any Capital
     Stock or Redeemable Stock of the Company (each of the foregoing in clauses (x) and (y), a "RESTRICTED PAYMENT"),

                         (ii)  make any Restricted Investment,

                         (iii)  make any Investment in an Unrestricted
     Subsidiary (an "UNRESTRICTED INVESTMENT"), or

                         (iv)  redeem, repurchase, defease or
     otherwise acquire or retire for value (a "REDEMPTION"), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Securities and which was scheduled to mature on or after the final Stated
     Maturity of all principal of the Securities (other than acquisitions of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition), if, at the time of such Restricted Payment, Restricted Investment, Unrestricted Investment or Redemption:

          (A)  a Default shall have occurred and be continuing; or

          (B) after giving effect to such Restricted Payment by the Company (or, in the case of a Restricted Payment covered by clause (y) of the definition thereof, by the Company or any Restricted Subsidiary or Unrestricted Subsidiary), Restricted Investment by the Company or any Restricted Subsidiary or Unrestricted Subsidiary, Unrestricted
     Investment by the Company

     or any Restricted Subsidiary, or Redemption by the Company or any Restricted Subsidiary or Unrestricted Subsidiary, the aggregate amount
     (i) expended for all such Restricted Payments and Redemptions subsequent to March 1, 1993, (ii) of all Restricted Investments then outstanding (the amount expended for such Restricted Payments, Redemptions and Restricted Investments subsequent to March 1, 1993, the amount of any Restricted Investments outstanding at any time, and the amount of any Restricted Investments returned or reduced, in each case, if other than in cash or a sum certain guaranteed, to be the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee), and
     (iii) of the excess, if any, of the aggregate amount of Unrestricted
     Investments Outstanding in respect of all Unrestricted Subsidiaries over $25,000,000 shall exceed the sum of:

               (1) 50% of the aggregate Adjusted Consolidated Net Income of the Company accrued on a cumulative basis subsequent to March 1, 1993
     (or, in case such aggregate cumulative Adjusted Consolidated Net
     Income shall be a loss, minus 100% of such loss), and

               (2) the aggregate net cash proceeds, received by the Company as capital contributions to the Company after March 1, 1993, or from the issue or sale (other than to a Subsidiary of the Company) after March 1, 1993, of Capital Stock (including Capital Stock issued upon the conversion of, or in exchange for, indebtedness or Redeemable
     Stock and including upon exercise of warrants or options or other rights to purchase such Capital Stock, issued after March 1, 1993), or from the issue or sale, after March 1, 1993 of any indebtedness or other security of the Company convertible or exercisable into such Capital Stock that has been so converted or exercised.

                    (b)  Transactions and payments which are permitted by
     Section 4.08 hereof, shall not be considered Restricted Payments or Restricted Investments.

                    (c) The foregoing provisions of Section 4.04(a) shall not be violated by reason of: (i) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, if at said date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, such dividend, distribution or redemption would have complied with Section 4.04(a) and so long as no Event of Default exists as of the payment date; (ii) redemptions, repurchases, defeasances, acquisitions or retirements for value, of indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Securities from proceeds of Refinancing Indebtedness permitted by Section 4.03(c);
     (iii) the acquisition, redemption or retirement of any shares of the Company's Capital Stock or Redeemable Stock or any Indebtedness of the
     Company in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (provided such Capital Stock is not exchangeable for or convertible into Redeemable
     Stock or Indebtedness of the Company or any of its Subsidiaries); (iv) the repurchase of the Company's Capital Stock or Redeemable Stock with the proceeds of the issuance of Capital Stock by the Company; and (v) the direct or indirect dividend or distribution to the stockholders of the Company of any consideration received by the Company or any of its Subsidiaries from any person or entity (A) in respect of all or any part of the Stock of Salmon Creek, or (B) in respect of all or any part of the real property constituting the Salmon Creek Property, or
     (C) otherwise in connection with Salmon Creek or the Salmon Creek
     Property, except in connection with the harvesting of timber located on the Salmon Creek Property (it being understood that any Subsidiary of the Company can distribute any such consideration to the Company or to any other Subsidiary of the Company and that the Company can distribute any such consideration to its stockholders pursuant to this clause (v)). No payments and other transfers made under clauses (ii)-
     (v) of this Section 4.04(c) shall reduce the amount available for Restricted Payments, Restricted Investments, Unrestricted Investments or Redemptions under Section 4.04(a) and the application of proceeds from the issuance of Capital Stock applied pursuant to clause
     (iii) of this Section 4.04(c) shall not reduce the amount available for Restricted Payments under Section 4.04(a); provided, however, that the proceeds from the issuance of Capital Stock pursuant to clauses
     (iii) and (iv) of this Section 4.04(c) shall not increase the amount available for Restricted Payments, Restricted Investments and Redemp-tions under Section 4.04(a). In addition, the payment of the $25,000,000 dividend by the Company to its stockholders on or about the date hereof shall be expressly excluded for all purposes under this Indenture, including this Section 4.04.

               SECTION 4.05.  OWNERSHIP OF CAPITAL STOCK OF SUBSIDIARIES.
     The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, (i) any Capital Stock or Redeemable Stock of Scotia
     Pacific or its successor or successors (other than to the Company or to one or more Wholly Owned Restricted Subsidiaries), (ii) any assets of Scotia Pacific for consideration consisting in whole or in part of Capital Stock or Redeemable Stock of another person which is not a Wholly Owned Restricted Subsidiary, (iii) any Capital Stock or
     Redeemable Stock of any other Restricted Subsidiary (except to the Company or to one or more Restricted Subsidiaries) or any assets of any Restricted Subsidiary for consideration consisting in whole or in part of Capital Stock or Redeemable Stock of another person which is not a Wholly Owned Restricted Subsidiary unless, in the case of this clause (iii), immediately after giving effect thereto and the receipt and application of the proceeds therefrom, the Consolidated Cash Flow
     Coverage Ratio of the Company would be greater than 2.0 to 1;
     provided, however, that this Section 4.05 shall permit the disposition in a single transaction or in a series of related transactions of all of the Capital Stock of any Restricted Subsidiary then owned by the Company or its Restricted Subsidiaries for a consideration consisting of cash or other property (other than Capital Stock or Redeemable
     Stock of another person) which is at least equal to the fair value (as determined by the Board of Directors of the Company) of such Capital
     Stock; and provided further that any entity resulting from any transaction or disposition permitted by this Section 4.05 shall become a Restricted Subsidiary.

               SECTION 4.06.  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RE-
     STRICTIONS AFFECTING SUBSIDIARIES. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or Redeemable Stock or any other interest or participation in, or measured by, its profits, in each case, owned by the Company, or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company, or (iii) make any transfer of any of its assets to the Company or a Restricted Subsidiary.

                    (b) The foregoing shall not prohibit encumbrances or restrictions existing under or by reason of

                         (i)  this Indenture;

                         (ii)  the Credit Agreement;

                         (iii)  (A) customary provisions restricting
     subletting or assignment of any lease of the Company or any Restricted
     Subsidiary of the Company, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

                         (iv)  any instrument governing Indebtedness
     or other obligations of a person acquired (whether pursuant to a pur-chase of stock or assets) by the Company or any Restricted Subsidiary or applicable to any assets so acquired at the time such person became a Subsidiary of the Company or such assets were acquired by the Company or a Restricted Subsidiary (excluding instruments entered into by such person in connection with, or in contemplation of, its becoming a Subsidiary of the Company or its assets being acquired by the Company or any Restricted Subsidiary, as the case may
     be), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the property or assets of the person so acquired (including the Capital Stock or Redeemable Stock thereof) or any entity formed to effect such acquisition, and, in each case, the monetary proceeds thereof;

                         (v)  Indebtedness or other obligations
     existing on the date hereof;

                         (vi)  any encumbrances and restrictions with
     respect to a Restricted Subsidiary of the Company imposed in connec-tion with an agreement which has been entered into for the sale or disposition of such Restricted Subsidiary or its assets, provided that such sale or disposition otherwise complies with this Indenture;

                         (vii)  the subordination (pursuant to its
     terms) in right and priority of payment to Indebtedness of the Company or any of its Restricted Subsidiaries of any Indebtedness owed by the Company or any Restricted Subsidiary of the Company to the Company or any of its other Restricted Subsidiaries provided (A) the Indebtedness is permitted under the Indenture and (B) the Board of Directors has determined in good faith at the time of the creation of such encumbrance or restriction that such encumbrance or restriction would not singly or in the aggregate have a material adverse effect on the holders of the Securities;

                         (viii)  restrictions imposed by covenants
     contained in any refinancing of Indebtedness or other obligations de-scribed in clauses (i), (ii), (iv), (v) and (x) of this Section
     4.06(b), provided that such restrictions are, in the good

     faith determination of the Board of Directors, on the whole, not materially more restrictive than such restrictions contained in such refinanced Indebtedness;

                         (ix)  restrictions imposed by applicable laws
     or regulations or pursuant to condemnation or eminent domain proceed-ings;

                         (x)  restrictions on Scotia Pacific and/or
     any of its Subsidiaries imposed by the Scotia Pacific Agreements, the Deed of Trust, the Timber Note Indenture or any other agreements entered into in connection with the Timber Notes, as the same may be amended in accordance with Section 4.11 of this Indenture;

                         (xi)  an agreement which has been entered
     into for the sale or disposition of all or substantially all of the Stock or assets of a Subsidiary of the Company provided, however, that such encumbrances or restrictions are limited to the Stock or assets being sold or disposed of; or

                         (xii)  applicable law and agreements with
     foreign governments with respect to assets located in their jurisdic-tions.

                    (c) The provisions of Section 4.06(a) shall not prohibit (i) Liens not prohibited by Section 4.10 or (ii) restrictions on the sale or other disposition of any property securing Indebted-ness, provided that such Indebtedness is otherwise permitted by the Indenture.

               SECTION 4.07. LIMITATION ON ASSET SALES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, con-summate any Asset Sale unless (except in the case of an Asset Sale which is a Taking) (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair value of the assets subject to such Asset Sale (as deter-mined by the Board of Directors

     (including the value of all non-cash consideration) and (ii) at least
     75% of the aggregate consideration (excluding indemnities) received therefor by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. The amount of any liabilities of the Company or any Restricted Subsidiary of the Company that is actually assumed by the transferee in such Asset Sale shall be deemed to be cash for purposes of determining the percentage of cash and Cash
     Equivalent consideration received by the Company and its Restricted
     Subsidiaries.

                    (b)  For the purposes of this Section 4.07, "Asset Sale
     Offer Amount" means the sum of (i) the amount of Net Cash Proceeds from each Asset Sale by the Company and its Restricted Subsidiaries which, on the 360th day following the consummation of such Asset Sale, the Company or such Restricted Subsidiary has not (A) reinvested, or entered into binding obligations (subject to customary closing and termination provisions) to reinvest in additional assets to be used in one or more lines of business (including capital expenditures) in which the Company or its Restricted Subsidiaries are engaged as of the date of this Indenture or reasonably related extensions of such lines or (B) applied to make repayments or purchases of the Securities or of Indebtedness of the Company which ranks (pursuant to its terms) pari passu in right and priority of payment with the Securities, less (ii) the amount of Net Cash Proceeds from such Asset Sale which has been subjected to a prior Asset Sale Offer.

                    (c) Each Holder shall have the right, at the Holder's option, to require the Company to apply the Asset Sale Offer Amount to purchase Securities tendered pursuant to an offer by the Company to purchase Securities at a purchase price (the "ASSET SALE PURCHASE
     PRICE") equal to 100% of the principal amount of the Securities purchased plus accrued and unpaid interest, if any, to (but not including) the scheduled date of purchase (the "ASSET SALE PURCHASE
     DATE") in accordance with the procedures (including proration in the event of an over subscription) set forth in this Section 4.07 (an
     "ASSET SALE OFFER"); provided, that the Company shall not be required to make an Asset Sale Offer unless the Asset Sale Offer Amount exceeds
     $25,000,000. No Asset Sale Offer Amount shall be required to be applied to purchase Securities pursuant to more than one Asset Sale
     Offer. Pending application of any Net Cash Proceeds in accordance with this Section 4.07, the Company or a Restricted

     Subsidiary, as the case may be, may invest such Net Cash Proceeds in Cash Equivalents.

                    (d) Within 30 days following each date on which the Asset Sale Offer Amount exceeds $25,000,000, the Company shall mail a written notice of an Asset Sale Offer to the Trustee, the Paying Agent and each Holder (and to beneficial owners as required by applicable law, including without limitation, Rule 13e-4 of the Exchange Act)
     (the "ASSET SALE OFFER NOTICE"). The Asset Sale Offer Notice shall include a form of Asset Sale Purchase Notice (as described below) to be completed by the Holder and shall contain or state:

               (1) the Asset Sale Offer Amount, a brief description of the Asset Sale(s) which have generated Net Cash Proceeds and the calculation of the Asset Sale Offer Amount;

               (2) the date by which the Asset Sale Purchase Notice pursuant to this Section 4.07 must be delivered to the Paying Agent;

               (3) the Asset Sale Purchase Date (which shall be no earlier than 30 days and not later than 60 days following the date on which such Asset Sale Offer Notice is mailed, subject to compliance with applicable law);

               (4) the Asset Sale Purchase Price;

               (5) the name and address of the Trustee and the Paying
     Agent;

               (6) that the Securities must be surrendered to the Paying Agent;

               (7) that the Asset Sale Purchase Price for any Security as to which an Asset Sale Purchase Notice has been duly given and not withdrawn will be paid promptly (subject to proration as described in clause (d)(8) of this Section 4.07) following the later of the Asset
     Sale Purchase Date and the time of surrender of such Security as described in clause (d)(6) of this Section 4.07;

               (8) that if Asset Sale Purchase Notices are given with respect to Securities in an aggregate principal amount in excess of the Asset Sale Offer Amount pursuant to the Asset Sale Offer, the
     Company shall purchase Securities on a pro rata basis (with such ad-justments as may be deemed appropriate by the Company so that only
     Securities in denominations of $1,000 or integral multiples thereof shall be acquired);

               (9) the procedures that the Holder must follow to exer-cise rights under this Section 4.07 and a brief description of those rights; and

               (10) the procedures for withdrawing an Asset Sale Pur-chase Notice.

     The Trustee and the Paying Agent shall be under no obligation to ascertain the occurrence of an Asset Sale. The Trustee and the Paying
     Agent may conclusively assume, absent contrary notice from the Company, that no Asset Sale has occurred.

                    (e) To accept the offer to purchase Securities de-scribed in Section 4.07(c), a Holder must deliver a written notice of purchase (an "ASSET SALE PURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the third Business Day imme-diately preceding the Asset Sale Purchase Date, stating:

               (1) the name of the Holder, the principal amount and the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased, and a statement that the offer to purchase is being accepted with respect to such Securities;

               (2) the portion, if any, of the principal amount of any Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

               (3) that such Security or Securities shall be purchased on the Asset Sale Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

               The delivery of a Security, by hand or by registered mail prior to, on or after the Asset Sale Purchase Date (together with all necessary endorsements), to the Paying Agent shall be a condition to the receipt by the Holder of the Asset Sale Purchase Price therefor;
     provided, however, that such Asset Sale Purchase Price shall be so paid pursuant to this Section 4.07 only if the Security or Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Asset Sale Purchase
     Notice; and provided, further that the Company shall have no obliga-tion to purchase any Securities with respect to which an Asset Sale
     Purchase Notice has not been received by the Paying Agent prior to the close of business on the third Business Day immediately preceding the Asset Sale Purchase Date.

               In the event that the offer to purchase described in Section
     4.07(c) shall be exercised in accordance with the terms hereof with respect to any portion of a Security, the Company shall purchase from the Holder thereof (subject to proration pursuant to Section 4.07(f)), pursuant to this Section 4.07, such portion of such Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. In connection with a Security purchased in part, the Company shall execute and the Trustee shall authenticate for delivery to the Holder thereof, a new Security equal in principal amount to the unpurchased portion of the Security surrendered.

                    (f)  Upon receipt by the Paying Agent of the Asset Sale
     Purchase Notice as specified in Section 4.07(e), the Holder of the Security (or portion thereof) in respect of which such Asset Sale
     Purchase Notice was given shall (subject to proration pursuant to this Section 4.07(f) and unless such Asset Sale Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Asset Sale Purchase Price with respect to such Security (or portion thereof). Such Asset Sale Purchase Price shall be due and payable as of the Asset Sale Purchase Date and shall be paid to such Holder promptly following the later of (i) the Asset Sale
     Purchase Date (provided the conditions in Section 4.07(e), as applicable, have been satisfied) and (ii) the date of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.07(e).

               An Asset Sale Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time on or prior to the close of business on the Business Day next preceding the Asset Sale Purchase Date, specifying:

               (1) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

               (2) the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted;
     and

               (3) the principal amount, if any, of such Security or Securities which remains subject to the original Asset Sale Purchase
     Notice, and which has been or will be delivered for purchase by the Company.

               If at the close of business on the Business Day next preceding the Asset Sale Purchase Date, the Asset Sale Purchase Price of all Securities for which Asset Sale Purchase Notices have been given and not withdrawn exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased). The Paying Agent shall promptly return to the Holder thereof any Securities surrendered which the Company shall not be required to purchase pursuant to this Section
     4.07.

                    (g)  On or prior to the Asset Sale Purchase Date, the
     Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent shall segregate and hold in trust) an amount of cash (not exceeding the Asset Sale Offer Amount) in immediately available funds sufficient to pay the aggregate Asset Sale Purchase Price of the Securities (or portions thereof) which are to be purchased on the Asset Sale Purchase
     Date. If cash sufficient to pay the Asset Sale Purchase Price of all Securities (or portions thereof) to be purchased on the Asset Sale
     Purchase Date is deposited with the Paying Agent as of the Asset Sale
     Purchase Date, interest shall cease to accrue (whether or not any such Security is delivered to the Paying Agent) on such Securities (or portions there-
     of) on and after the Asset Sale Purchase Date, and the Holders thereof shall have no other rights as such, other than the right to receive the Asset Sale Purchase Price (and, in the case of a Security purchased in part, a new Security equal in principal amount to the unpurchased portion of the Security surrendered) upon surrender of such Securities.

                    (h) In connection with any offer to purchase, or any purchase of, Securities under this Section 4.07, the Company shall (i) comply with Rule 13e-4 under the Exchange Act (or any successor provision thereof), if applicable, (ii) file the related Schedule 13E-
     4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the purchase of the Securities.

                    (i) The Paying Agent shall return to the Company any cash, together with interest or dividends, if any, thereon held by it for the payment of the Asset Sale Purchase Price of the Securities that remain unclaimed as provided in Section 8.04 hereof; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.07(g) exceeds the aggregate Asset Sale Purchase Price of the Securities or portions thereof to be purchased on the Asset Sale Purchase Date, then promptly after the Asset Sale Purchase Date, the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

                    (j) Notwithstanding anything to the contrary contained in this Section 4.07, this Section 4.07 shall not prohibit or otherwise apply to (i) a consolidation or merger of the Company or a transfer, conveyance, sale or lease of all or substantially all of the Company's assets provided that any such transaction complies with the provisions and the terms set forth in Section 5.01 or (ii) any transaction permitted by Section 4.04.

               SECTION 4.08.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.
     (a)  The Company shall not, and shall not permit any of its Restricted
     Subsidiaries to, enter into any transaction or transactions with any Affiliate of the Company unless: (i) the terms thereof are not less favorable to the Company or such Restricted Subsidiary than those that could reasonably be obtained in a comparable transaction at such time with a person who is not an Affiliate of the Company; (ii) such transaction shall have been approved as meeting such standard, in good faith, by a majority of the members of the Board of Directors;
     and (iii) with respect to any transaction or series of related transactions involving payments and consideration in excess of $10,000,000, the Company shall have obtained and made available to the Trustee an opinion of a nationally recognized investment banking firm stating that the terms of such transaction or series of transactions are fair from a financial point of view to the Company or its Restricted Subsidiary, as the case may be. The Company shall deliver to the Trustee, within 60 days after the end of each fiscal quarter of the Company, an Officers' Certificate which shall briefly describe and specify the aggregate dollar amount of transactions (other than the transactions set forth in Section 4.08(b)) with Affiliates of the Company occurring during such fiscal quarter.

                    (b) The provisions contained in Section 4.08(a) shall not apply to: (i) any transaction permitted by Section 4.04(a) or
     Section 4.04(c)(i) and (v) of this Indenture, (ii) the execution and delivery of, the performance of, and the making of any payments required by, the Tax Sharing Agreement, (iii) the execution and deliv-ery of, the performance of, and the making of any payments required by, the Britt Lumber Agreement, (iv) termination of the Maintenance
     Agreement, (v) the execution and delivery of, the performance of, and the making of any payments required by, the Bering Agreement, (vi) the making of payments to MGI or MAXXAM for reimbursement for actual services provided thereby to the Company and its Subsidiaries based on actual costs and an allocable share of overhead expenses consistent with prior practices and (vii) compensation, indemnification and other benefits paid or made available to officers, directors and employees of the Company or a Restricted Subsidiary for services rendered in such person's capacity as an officer, director, or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance).

               SECTION 4.09.  CHANGE OF CONTROL.  (a)  Upon the first
     Change of Control to occur after the date of this Indenture (but not upon any subsequent Change of Control), each Holder shall have the right, at the Holders' option, to require that the Company purchase any or all of such Holder's Securities at a purchase price (the
     "CHANGE OF CONTROL PURCHASE PRICE") in cash equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, if any, to (but not including) the scheduled date of purchase (the "CHANGE OF CONTROL PURCHASE DATE"), in accordance with the procedures set forth in this Section 4.09.

                    (b) Within 30 days following the first occurrence of a Change of Control following the date of this Indenture, the Company shall mail a written notice of Change of Control to the Trustee, the Paying Agent and each Holder (and to beneficial owners as required by applicable law, including without limitation, Rule 13e-4 of the Exchange Act) (the "CHANGE OF CONTROL OFFER NOTICE"). The Change of
     Control Offer Notice shall include a form of Change of Control
     Purchase Notice (as described below) to be completed by the Holder and shall contain or state:

               (1) a brief description of the Change of Control and the date of such Change of Control;

               (2) the date by which the Change of Control Purchase
     Notice pursuant to this Section 4.09 must be delivered to the Paying
     Agent;

               (3) the Change of Control Purchase Date (which shall be no earlier than 30 days and not later than 60 days following the date on which such Change of Control Offer Notice is mailed, subject to compliance with applicable law);

               (4) the Change of Control Purchase Price;

               (5) the name and address of the Trustee and the Paying
     Agent;

               (6) that the Securities must be surrendered to the Paying Agent;

               (7) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in clause (b)(6) of this Section 4.09;

               (8) the procedures that the Holder must follow to exer-cise rights under this Section 4.09 and a brief description of those rights; and

               (9) the procedures for withdrawing a Change of Control
     Purchase Notice.

                    The Trustee and the Paying Agent shall be under no obligation to ascertain the occurrence of a Change of Control. The
     Trustee and the Paying Agent may conclusively assume, absent contrary notice from the Company, that no Change of Control has occurred.

                    (c) To accept the offer to purchase Securities de-scribed in Section 4.09(a), a Holder must deliver a written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, stating:

               (1) the name of the Holder, the principal amount and the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased, and a statement that the offer to purchase is being accepted with respect to such Securities;

               (2) the portion, if any, of the principal amount of any Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

               (3) that such Security or Securities shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

                    The delivery of a Security, by hand or by registered mail prior to, on or after the Change of Control Purchase Date
     (together with all necessary endorsements), to the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control
     Purchase

     Price therefor; provided, however, that such Change of Control
     Purchase Price shall be so paid pursuant to this Section 4.09 only if the Security or Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice; and provided, further that the Company shall have no obligation to purchase any Securities with respect to which a Change of Control Purchase Notice has not been received by the Paying Agent prior to the close of business on the third Business Day immediately preceding the Change of Control
     Purchase Date.

                    In the event that the offer to purchase described in
     Section 4.09(a) shall be exercised in accordance with the terms hereof with respect to any portion of a Security, the Company shall purchase from the Holder thereof, pursuant to this Section 4.09, such portion of such Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. In connection with a Security purchased in part, the Company shall execute and the Trustee shall authenticate for delivery to the Holder thereof, a new Security equal in principal amount to the unpurchased portion of the Security surren-dered.

                    (d) Upon receipt by the Paying Agent of the Change of Control Purchase Notice as specified in Section 4.09(c), the Holder of the Security (or portion thereof) in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control
     Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Security (or portion thereof). Such Change of Control Purchase Price shall be due and payable as of the Change of Control Purchase Date and shall be paid to such Holder promptly following the later of (i) the Change of Control Purchase Date
     (provided the conditions in Section 4.09(c), as applicable, have been satisfied) and (ii) the date of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section
     4.09(c).

               A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time on or prior to the close of business on the Business Day next preceding the Change of Control Purchase Date, specifying:

               (1) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

               (2) the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted;
     and

               (3) the principal amount, if any, of such Security or Securities which remains subject to the original Change of Control
     Purchase Notice, and which has been or will be delivered for purchase by the Company.

                    (e)  On or prior to the Change of Control Purchase
     Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent shall segregate and hold in trust) an amount of cash in immediately available funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities (or portions thereof) which are to be purchased on the Change of Control Purchase Date. If cash sufficient to pay the Change of Control Purchase Price of all Securities (or portions thereof) to be purchased on the Change of Con-trol Purchase Date is deposited with the Paying Agent as of the Change of Control Purchase Date, interest shall cease to accrue (whether or not such Security is delivered to the Paying Agent) on such securities
     (or portions thereof) on and after the Change of Control Purchase
     Date, and the Holders thereof shall have no other rights as such, other than the right to receive the Change of Control Purchase Price
     (and, in the case of a Security purchased in part, a new Security equal in principal amount to the unpurchased portion of the Security surrendered) upon surrender of such Securities.

                    (f) In connection with any offer to purchase, or any purchase of, Securities pursuant to this Section 4.09, the Company shall (i) comply with Rule 13e-4 under the Exchange Act (or any successor provision thereof), if applicable, (ii) file the related
     Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the purchase of the Securities.

                    (g) The Paying Agent shall return to the Company any cash, together with interest or dividends, if any, thereon held by it for the payment of the Change of Control Purchase Price of the Securities that remain unclaimed as provided in Section 8.04 hereof;
     provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.09(e) exceeds the aggregate Change of Control Purchase Price of the Securities (or portions thereof) to be purchased on the Change of Control Purchase
     Date, then promptly after the Change of Control Purchase Date, the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

               SECTION 4.10. LIMITATION ON LIENS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur, assume, suffer to exist, create or otherwise cause to be effective
     Liens upon any of their respective assets to secure Indebtedness except for:

                         (i)  Liens in existence on the date hereof;

                         (ii)  Liens securing all or any Indebtedness
     outstanding under the Credit Agreement;

                         (iii)  Liens incurred or pledges and deposits
     in connection with worker's compensation, unemployment insurance and other social security benefits, leases, appeal bonds and other obligations of like nature, incurred by the Company or any Restricted
     Subsidiary in the ordinary course of business;

                         (iv)  Liens imposed by law, including,
     without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business;

                         (v)  zoning restrictions, ease-

     ments, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto, which do not in the aggregate have a material adverse effect on the operation of the business of the Company or its Restricted
     Subsidiaries taken as a whole;

                         (vi)  Liens for ad valorem, income or
     property taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Company has set aside on its books reserves to the extent required by GAAP;

                         (vii)  Liens in respect of purchase money
     Indebtedness incurred to acquire assets or Stock provided that such Liens (and the proceeds of such assets or Stock) are limited to the assets or Stock acquired with the proceeds of such Indebtedness;

                         (viii)  Liens securing Indebtedness permitted
     by Section 4.03(c) which refinances secured Indebtedness, so long as such Liens are limited to the collateral which secures the Indebtedness being refinanced and the proceeds of such collateral;

                         (ix)  Liens on any assets or the Stock of any
     Subsidiary of the Company which assets or Stock are acquired by the Company or a Restricted Subsidiary subsequent to the date of this Indenture and which Liens were in existence on or prior to the acquisition of such assets or the Stock of such Subsidiary (to the extent that such Liens were not created in contemplation of such acquisition); provided that such Liens are limited to the assets so acquired or the Stock of such acquired Subsidiary (or the entity orga-nized to effect such acquisition) and the proceeds thereof;

                         (x) Liens securing Indebtedness permitted by clauses (vi), (viii), (ix) or (xii) of Section 4.03(b) provided, in each such case, that such Liens are limited to the assets financed with the proceeds of the Indebtedness incurred pursuant to such provisions (and the proceeds of such assets);

                         (xi)  Liens securing Indebtedness under any
     Interest Rate Protection Agreement permitted by Section 4.03(b)(vii), provided that such Liens are limited to the collateral which secures the Indebtedness to which such Interest Rate Protection Agreement relates;

                         (xii)  Liens imposed pursuant to condemnation
     or eminent domain or substantially similar proceedings or in connec-tion with compliance with environmental laws or regulations;

                         (xiii)  Liens granted pursuant to the Timber
     Notes, the Timber Note Indenture, the Deed of Trust, in connection with the Timber Notes or in connection with any of the Scotia Pacific
     Agreements, or in connection with any other agreement entered into in connection with the Timber Notes; and

                         (xiv)  other Liens securing Indebtedness not
     exceeding $25,000,000 in aggregate principal amount.

               SECTION 4.11.  AMENDMENT OF SCOTIA PACIFIC AGREEMENTS.  The
     Company shall not permit Scotia Pacific to agree to amend the Timber
     Note Indenture, the Deed of Trust, or any of the Scotia Pacific
     Agreements unless such amendment (i) is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of Scotia Pacific for the benefit of the Company or the Holders or to surrender any right or power conferred in the Master Purchase
     Agreement on Scotia Pacific, or (ii) does not materially adversely affect the ability of the Company to pay principal or interest on the Securities when due.

               SECTION 4.12. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, the Officers' Certificate shall describe the Default and its status. Such Officers' Certificates shall comply with the TIA to the extent applicable.


                                    ARTICLE 5
                                SUCCESSOR COMPANY

               SECTION 5.01.  WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.
     The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person or group of related persons in a single transaction or series of related transactions or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Restricted
     Subsidiaries on a consolidated basis, unless:

                         (i)  the resulting, surviving or transferee
     person (if not the Company) shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and such entity shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                         (ii)  immediately after giving effect to such
     transaction, no Default shall have happened and be continuing;

                         (iii)  except in the case of a merger of a
               Restricted Subsidiary into the Company or into another
     Restricted Subsidiary, immediately after giving effect to such transaction, the Consolidated Cash Flow Coverage Ratio of the Company or the surviving entity shall exceed 1.75 to 1 if such determination is made prior to March 31, 1994 and 2.0 to 1 if such determination is made thereafter; and

                         (iv)  the Company shall have delivered to the
     Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that such consolidation, merger or transfer conveyance or lease (other than the calculation of the Consolidated Cash Flow Coverage Ratio as to which counsel need not opine) and such supplemental indenture comply with this Indenture.

               The resulting, surviving or transferee person (if other than the Company which executed this Indenture) shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Company had been named as the Company herein and the Company (except in the event of a lease of all or substantially all of the Company's assets) shall be relieved of its obligations under this Indenture and the Securities.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

               SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

               (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

               (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional or special redemption, upon declaration or otherwise, including any failure by the Company to redeem or repurchase any of the Securities when required pursuant to Sections
     4.07 and 4.09 of this Indenture or paragraph 5 or 7 of the Securities;

               (3) the Company defaults in the performance of, or breaches, any covenant or agreement on the part of the Company contained in this Indenture (other than a covenant or agreement on the part of the Company a default in whose performance or breach is specifically addressed elsewhere in this Section 6.01), and continuance of such default or breach for a period of 60 days after written notice thereof, which must specify the default or breach, demand it be remedied and state that the notice is a "Notice of Default," has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding;

               (4) there is a default under any bond, debenture, note or other evidence of Indebtedness of the Company or any Restricted
     Subsidiary, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is hereafter created, which default involves the failure to pay principal on Indebtedness at the final maturity thereof or which has resulted in such Indebtedness becoming or being declared due and payable prior to its scheduled maturity in an aggregate amount in excess of $10,000,000;

               (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A)  commences a voluntary case,

                    (B)  consents to the entry of an order for
     relief against it in an involuntary case,

                    (C)  consents to the appointment of a
     Custodian of it or for all or substantially all of its property, or

                    (D)  makes a general assignment for the
     benefit of its creditors;

               (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                    (B)  appoints a Custodian of the Company or
     any Significant Subsidiary or for all or substantially all of its property, or

                    (C)  orders the winding up or liquidation of
     the Company or any Significant Subsidiary,

          and in each case the order or decree remains unstayed and in effect for a period of 60 consecutive days; or

               (7) the entry by a court having jurisdiction in the premises of one or more judgments or orders against the Company or any Restricted Subsidiary for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by insurance) which remain undischarged or unsatisfied for a period of 60 consecu-tive days after the judgments or orders become final and the right to appeal them has expired.

               The term "Bankruptcy Law" means Title 11 of the United
     States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

               The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any event which with the giving of notice and the lapse of time would become an Event of Default under clauses
     (4) or (7). Such notice shall specify the status of such event and what action the Company is taking or proposes to take with respect thereto.

               SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, either the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               SECTION 6.03.  OTHER REMEDIES.  If an Event of Default
     occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

               SECTION 6.04.  WAIVER OF PAST DEFAULTS.  Subject to Sections
     6.07 and 9.02, the Holders of a majority in aggregate principal amount of outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default or Event of Default in the payment of the principal of or interest on a Security as specified in clauses (1) and (2) of Section 6.01 or (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured and ceases, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

               SECTION 6.05. CONTROL BY MAJORITY. The Holders of a major-ity in aggregate principal amount of outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other
     Securityholders or would involve the Trustee in personal liability;
     provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
     Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

               SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holders of at least 25% in aggregate principal amount of Securities then outstanding give to the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

               (3) such Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in complying with such request;

               (4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of security or indemnity and such Event of Default has not been cured or waived; and

               (5) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

               A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

               SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Not-withstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.  If an Event of
     Default in payment of interest or principal specified in Section
     6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

               SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trust-ee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorga-nization, arrangement, adjustment or composition affecting the Secu-rities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

               SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST:  to the Trustee for amounts due under Section
     7.07;

               SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;
     and

               THIRD:  to the Company its successors and assigns.

               The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

               SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reason-able attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

               SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Compa-ny (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 6.13.  RESTORATION OF RIGHTS AND REMEDIES.  If the
     Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and re-spectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                    ARTICLE 7
                                     TRUSTEE

               SECTION 7.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                    (b) Except during the continuance of an Event of De-fault:

               (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture which are adverse to the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine the certificates and opinions to deter-mine whether or not they conform to the requirements of this Indenture.

                    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (1) this paragraph does not limit the effect of para-graph (b) of this Section 7.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                    (e) The Trustee shall agree in writing with the Compa-ny to invest moneys deposited hereunder and the Company shall be entitled to the income thereon.

                    (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                    (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               SECTION 7.02.  RIGHTS OF TRUSTEE.  Subject to Section 7.01:

                    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel.

                    (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                    (e) The Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to matters of law relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or Opinion of Counsel.

               SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
     Any Paying Agent or Registrar may do the same with like rights.
     Notwithstanding the foregoing, the Trustee must comply with Sections
     7.10 and 7.11.

               SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be ac-countable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or the Securities other than its certificate of authentication.

               SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, in the manner and to the extent provided in TIA

        313(b), notice of the Default within 90 days after it occurs.
     Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

               SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.  As promptly as practicable after each May 15, beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report
     dated as of May 15 of such year that compiles with TIA   313(a).  The
     Trustee also shall comply with TIA   313(b)(1) and (2).

               A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

               SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The
     Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it, except any such expense as may arise from the Trustee's negligence, bad faith or wilful misconduct.
     Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any loss, liability or expense (including reasonable attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The
     Company shall defend the claim and the Trustee shall cooperate in the defense. The failure of the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the

     Trustee through wilful misconduct, negligence or bad faith.

               To secure the Company's payment obligations in this Section
     7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except that held in trust to pay principal of or interest on particular Securities.

               The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

               SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08. The Trustee may resign at any time by so notifying the Company and the Holders in writing.
     The Holders of a majority in aggregate principal amount of the Securities outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

               (1)  the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

               (4)  the Trustee otherwise becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
     Section 7.07.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring
     Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates or, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or trans-feree corporation without any further act shall be the successor
     Trustee; provided that in the case of a transfer of all or sub-stantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all the Trustee's liabilities under the Indenture and the Securities.

               In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Securities in the name of any predecessor trustee shall only apply to its successors by merger, conversion or consolidation.

               SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.  The Trustee
     shall at all times satisfy the requirements of TIA   310(a)(1) and
     (2).  In addition, without limiting the foregoing, the Trustee shall at all times be authorized to conduct a corporate trust business in good standing, and be either (a) a bank or trust company having, or
     (b) a wholly-owned subsidiary of a bank or trust company having, a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition.  The Trustee
     shall comply with TIA   310(b), including the optional provision
     permitted by the second sentence of TIA   310(b)(9).

               SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST
     COMPANY.  The Trustee shall comply with TIA   311(a), excluding any
     creditor relationship listed in TIA   311(b).  A Trustee who has
     resigned or been removed shall be subject to TIA   311(a) to the
     extent indicated therein.


                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

               SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES;
     DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities not delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption on a redemption date that is within one year under arrangements satisfactory to the Trustee for giving the notice of redemption and the Company irrevocably (i.e., without condition or right of withdrawal) deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section
     2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. Upon satisfaction of the conditions set forth in this Section 8.01(a) and upon request of the Company, accompanied by an Officers' Certificate and an Opinion of Counsel, and at the expense of the Company, the Trustee shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified herein.

                    (b)  Subject to Sections 8.01(c), 8.02 and 8.06, the
     Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
     4.09, 4.10, 4.11, 4.12, 5.01(ii) other than with respect to an Event of Default specified in Sections 6.01(1) or 6.01(2) and 5.01 (iii) and the operation of Sections 6.01(3), 6.01(4) and 6.01(7) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                    If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(4) and 6.01(7).

                    Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                    (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07,
     7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07,
     8.04 and 8.05 shall survive.

               SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                         (i)  the Company irrevocably deposits in
     trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                         (ii)  the Company delivers to the Trustee an
     Officers' Certificate to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S.
     Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                         (iii)  90 days pass after the deposit is made
     and during the 90-day period no Default specified in Section 6.01(5) or (6) with respect to the Company occurs which is continuing at the end of the period;

                         (iv)  the deposit does not constitute a
     default under any other agreement binding on the Company other than a default (a) with respect to Indebtedness of the Company which is defeased, redeemed or otherwise satisfied prior to or contem-poraneously with such deposit, or (b) which is consented to or waived by the relevant other party or parties to the agreement;

                         (v)  the Company delivers to the Trustee an
     Opinion of Counsel or a ruling received from the Internal Revenue Ser-vice to the effect that holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of such rights and will be subject to Federal income tax in the same amount and in the same manner and at the same time as would have been the case otherwise; provided, that the Company is not required to deliver to the Trustee such Opinion of Counsel upon the exercise of the Company's legal defeasance option or covenant defeasance option within one year of Stated Maturity or a date fixed for redemption pursuant to Article
     3; and

                         (vi)  the Company delivers to the Trustee an
     Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

               Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

               SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

               SECTION 8.04.  REPAYMENT TO COMPANY.  Subject to Section
     8.01, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them at any time, upon the written request of the Company and upon the receipt by the Trustee of an Officers' Certificate in form reasonably satisfactory to the Trustee, addressing the status of such money or securities.

               Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall promptly pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors, unless applicable law designates another person.

               SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.  The
     Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S.
     Government Obligations or the principal and interest received on such U.S. Government Obligations.

               SECTION 8.06.  REINSTATEMENT.  If the Trustee or Paying
     Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

               SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend, supplement or otherwise modify this Indenture or the Securities without notice to or consent of any Securityholder:

               (1) to cure any ambiguity, omission defect or inconsistency;

               (2)  to comply with Article 5;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

               (4) to make any change that does not adversely affect the rights of any Securityholder;

               (5) to add to the covenants of the Company for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Company; or

               (6)  to comply with the TIA.

               After an amendment, supplement or other modification under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment, supplement or other modification. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or other modification under this
     Section 9.01.

               SECTION 9.02.  WITH CONSENT OF HOLDERS.  (a)  Subject to
     Section 6.07, the Company and the Trustee may amend, supplement or otherwise modify this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Securities then out-standing may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder.

                    (b) Notwithstanding anything to the contrary contained in Sections 9.01 or 9.02(a), without the consent of each Securityholder affected, an amendment, supplement, other modification or waiver may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement, other modification or waiver;

               (2) reduce the rate of or extend the stated maturity of any payment of interest on any Security;

               (3)  reduce the principal of or extend the Stated
     Maturity of any payment of principal of any Security;

               (4) reduce the premium payable upon the redemption of any Security;

               (5) make any Security payable in money other than that stated in the Security; or

               (6) make any change in Section 6.04 or 6.07 of this Indenture.

                    (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                    (d) After an amendment, supplement, waiver or other modification under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment, supplement, waiver or other modification. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment, supplement, waiver or other modification under this Section. An amendment, supplement, waiver or other modification shall be binding upon all subsequent transferees of Securities.

                    (e)  Notwithstanding the foregoing, the provisions of
     Section 10.16 hereof and this subsection (e) may not be amended without the consent of the parties to the Credit Agreement.

               SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment, supplement or other modification to this Indenture or the Securities shall comply with the TIA as then in effect.

               SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS AND WAIV-
     ERS. A consent to an amendment, supplement or other modification or a waiver under or in connection with this Indenture or the Securities by a Holder of a Security shall bind the Holder and every subsequent
     Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, if such consent or waiver may be revoked, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other modification becomes effective. After an amendment, supplement, waiver or other modification becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
     (1) through (6) of Section 9.02(b). In that case, the amendment, supplement, waiver or other modification shall bind each Holder of a Security who has con-

     sented to it and every subsequent Holder of a Security or a portion of a Security that evidences the same debt as the consenting Holder's
     Security.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date
     (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date.

               SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment, supplement, waiver or other modification changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate nota-tion on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement, waiver or other modification.

               SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment, supplement, waiver or other modification authorized pursuant to this Article 9 if the amendment, supplement, waiver or other modification does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment, supple-ment, waiver or other modification the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stat-ing that such amendment, supplement, waiver or other modification is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  MISCELLANEOUS

               SECTION 10.01. TRUST INDENTURE ACT CONTROLS. If any provi-sion of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

               SECTION 10.02. NOTICES. Any notice or communication shall be in writing and delivered in person, transmitted by facsimile (con-firmed in writing by mail) or mailed by first-class mail addressed as follows:

                    If to the Company:

                    The Pacific Lumber Company
                    P.O. Box 37
                    125 Main Street
                    Scotia, California  95565
                    Attention:  Vice President -
                                Finance and Administration
                    Telecopy Number:  (707) 764-4269

                    with copies to:

                    The Pacific Lumber Company
                    5847 San Felipe, Suite 2600
                    Houston, Texas  77057
                    Attention:  A. R. Pierno
                    Telecopy Number:  (713) 267-3702

                    and

                    if to the Trustee:

                    The First National
                      Bank of Boston
                    Blue Hills Office Park
                    150 Royall Street
                    Canton, MA 02021

                    Attention:  Corporate Trust Division
                    Mail Stop 45-02-15
                    (The Pacific Lumber Company
                    1992 Indenture)
                    Telecopy Number:  (617) 575-2078

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notwithstanding anything to the contrary in this Section 10.02, notices to the Company or the Trustee shall only be deemed given when received by the Company or the Trustee, as the case may be.

               SECTION 10.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA   312(b) with other
     Securityholders with respect to their rights under this Indenture or
     the Securities and the Trustee shall comply with TIA   312(b).  The
     Company, the Trustee, the Registrar and anyone else shall have the
     protection of TIA   312(c).

               SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS
     PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon the Trustee's request:

                         (i)  an Officers' Certificate stating that,
     in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (or will have been complied with upon the execution and delivery of designated instruments); and

                         (ii)  an Opinion of Counsel stating that, in
     the opinion of such counsel, as to legal matters, all such conditions precedent have been complied with (or will have been complied with upon the execution and delivery of designated instruments);

     except that in the case of any application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

               SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPIN-
     ION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or rendering such opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

               SECTION 10.06. WHEN TREASURY SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only
     Securities outstanding at the time shall be considered in any such determination.

               SECTION 10.07.  RULES BY TRUSTEE, PAYING AGENT AND REGIS-
     TRAR. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

               SECTION 10.08.  LEGAL HOLIDAYS.  If a payment date is a
     Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

               SECTION 10.09.  GOVERNING LAW.  THE LAWS OF THE STATE OF NEW
     YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT GIVING
     EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT
     THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED
     THEREBY.

               SECTION 10.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

               SECTION 10.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

               SECTION 10.12. SEVERABILITY. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforce-able, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

               SECTION 10.13. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in two or more counterparts, each of which shall be an original, but all of them together constitute the same agreement.

               SECTION 10.14. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify, restrict or otherwise affect the meaning or interpretation of any of the terms or provisions hereof.

               SECTION 10.15.  BENEFITS OF INDENTURE.  Nothing in this
     Indenture or the Securities, express or implied shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

               SECTION 10.16. NO CHALLENGE. (a) The Trustee agrees, and each Holder of a Security by its acceptance thereof agrees, that neither the Trustee nor any such Holder shall take any action to challenge or to contest, in any bankruptcy or insolvency proceeding or otherwise, or vote in any way so as to authorize or participate, directly or indirectly, in any such challenge or contest of, or file any claim in any bankruptcy or insolvency proceeding or otherwise inconsistent with: (i) the validity, priority or enforceability of the Liens and security interests granted to secure payment of the Bank
     Debt, whether outstanding at the date hereof or hereafter, (ii) the rights of the holders of the Bank Debt, or any agent for such holders, set forth in any security agreement, mortgage or other collateral document with respect to such Liens and security interests, or (iii) the validity or enforceability of any provision of this Section 10.16.

     For purposes of this Indenture, the Liens and security interests granted in connection with the Bank Debt shall be deemed to have been given in exchange for reasonably equivalent or fair value received by the Company.

                    (b) Except as expressly stated in this Section 10.16, the Trustee and the Holders of the Securities retain their rights to vote their claims and otherwise to act on their own behalf in any proceeding under the Bankruptcy Law.

                    (c) The Trustee acknowledges, on behalf of itself and the Holders of the Securities, that the holders of the Bank Debt have entered or will enter into the Credit Agreement and have extended or will extend credit pursuant thereto in reliance upon this Section
     10.16. This Section 10.16 shall inure to the benefit of and be en-forceable by the holders of the Bank Debt and any agent for such holders.

               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                         THE PACIFIC LUMBER COMPANY



                         By:  __________________________
                              Name:
                              Title:

                         THE FIRST NATIONAL
                         BANK OF BOSTON


                         By:  __________________________
                              Name:
                              Title:







                                                                     EXHIBIT A


                             (FORM OF FACE OF SECURITY)


     No.
                                                            $


                             THE PACIFIC LUMBER COMPANY

                           10 1/2% Senior Notes due 2003


          The Pacific Lumber Company, a Delaware corporation, promises to pay to _______________________, or registered assigns, the principal sum of _____________________________ Dollars on March 1, 2003.

          Interest Payment Dates:  March 1 and September 1.

          Interest Record Dates:  February 15 and August 15.

          Reference is made to the further provisions of this Security set forth on the following pages hereof, which further provisions are incorporated and shall for all purposes have the same effect as if set forth at this place. All terms used in this Security which are defined in the Indenture referred to herein have the respective meanings assigned to them in the Indenture.


     Date of Initial Issuance:
     Dated:

                                   THE PACIFIC LUMBER COMPANY

                                   By
                                             President
     [Seal]
                                   By
                                             Secretary


     TRUSTEE'S CERTIFICATE OF
       AUTHENTICATION

     The First National Bank of Boston, a national banking association, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

     By____________________________
          Authorized Officer


                         [FORM OF REVERSE SIDE OF SECURITY]

                             THE PACIFIC LUMBER COMPANY

                           10 1/2% Senior Notes due 2003

     1.   Interest

          THE PACIFIC LUMBER COMPANY, a Delaware corporation (such corporation, and its permitted successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on March
     1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of initial issuance set forth on the face of this Security. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum shown above, and it shall pay interest on overdue installments of interest at the same rate at which interest was paid prior to default, to the extent lawful.

     2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the February 15 or August 15, as the case may be, next preceding an interest payment date even if the Securities are canceled after the interest record date and on or before such interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

     3.   Paying Agent and Registrar

          Initially, The First National Bank of Boston, a national banking association, (the "Trustee") will act as Paying Agent and Registrar. The
     Company may appoint and change any Paying Agent or Registrar without notice, except as provided in the Indenture (as defined below).


     The Company or any of its Subsidiaries or Affiliates may act as Paying
     Agent or Registrar.

     4.   Indenture

          The Company issued the Securities under an Indenture, dated as of March 23, 1993 (the "Indenture"), between the Company and the Trustee.
     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture, except as expressly provided in the Indenture (the "Act").
     The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are unsecured obligations of the Company limited to $235,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Company and its Subsidiaries including, without limitation, certain limitations on the issuance of Indebtedness by the Company and its Restricted
     Subsidiaries, the issue, disposition and pledging of any Capital Stock or Redeemable Stock of any Restricted Subsidiary, the payment of certain dividends and other distributions by the Company and its Restricted
     Subsidiaries, the sale or transfer of certain assets, certain transactions with Affiliates and the creation of certain Liens. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict dividends from Restricted Sub-sidiaries and certain other payments to the Company.

     5.   Optional Redemption

          The Securities may not be redeemed prior to March 1, 1998. On and after that date, the Company may redeem the Securities, at any time as a whole or from time to time in part, on not less than 15 days (or 30 days if legally required by The Depositary Trust Company) nor more than 60 days notice to each holder of the Securities to be redeemed, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest (if any) to the redemption date.


          If redeemed during the 12-month period commencing March 1:




                    Year                          Price
                    ----                          -----
                    1998                          103.00%
                    1999                          101.50%


     and thereafter beginning March 1, 2000, at 100% of principal amount of the Securities, plus accrued interest.

     6.   Notice of Redemption

          Notice of redemption will be mailed at least 15 days (or 30 days if legally required by The Depository Trust Company) but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all the Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after the redemption date interest shall cease to accrue on the Securities or the portions of them called for redemption.

     7.   Change of Control Purchase Offer;
          Asset Sale Purchase Offer

          Upon a Change of Control, a Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to (but not including) the date of repurchase as provided in, and subject to the terms of, the Indenture.

          Upon certain Asset Sales, a Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, if any, to (but not including) the date of repurchase as provided in, and subject to the terms of, the Indenture.

     8.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appro-priate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities selected for redemption or before an interest payment date as set forth in this Security.

     9.   Persons Deemed Owners

          The registered Holder of this Security may be treated as the owner of it for all purposes.

     10.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to any portion of such money must look only to the Company for payment as general creditors, unless applicable law designates another person.

     11.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended, supplemented, or otherwise modified with the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Securities and (ii) any nonpayment default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend, supplement or otherwise modify the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture to provide for uncertificated Securities in addition to or in place of certificated Securities, to add to the covenants of the

     Company for the benefit of the Holders, to surrender any right or power conferred upon the Company in the Indenture, to make any change that does not adversely affect the rights of any Securityholder or to comply with the Act.

     12.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal of the Securities at maturity, upon redemption or required re-purchase pursuant to paragraph 5 or 7 of the Securities, upon declaration or otherwise; (iii) failure by the Company to comply with other covenants or agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain defaults with respect to other Indebtedness of the Company or its Subsidiaries if the aggregate amount of such Indebtedness exceeds $10,000,000; (v) certain events of bankruptcy or insolvency; and (vi) certain judgments or orders for the payment of money aggregating in excess of $10,000,000 (to the extent not covered by insurance) which remain undischarged or unsatisfied for a period of 60 consecutive days after the judgments or orders become final and the right to appeal them has expired. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of prin-cipal or interest) if it determines that withholding notice is in their interest.

     13.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pled gee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to the eligibility requirements contained in the Indenture.

     14.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     15.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee and acceptable to the Company) manually signs the certificate of authentication on the other side of this Security.

     16.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

     17.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in large type. Requests may be made to:


               The Pacific Lumber Company
               P.O. Box 37
               125 Main Street
               Scotia, California  95565

               Attention:     Vice President -
                              Finance and Administration

                                  ASSIGNMENT FORM



     To assign this Security, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Security to (Print or type assignee's name, address and zip code)
          (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint                  attorney or agent to transfer
     this Security on the books of the Company. The attorney or agent may substitute another to act for him or her.



     Date:


     Your Signature:
                    Sign exactly as your name appears on the face of this Security.

     Signature Guarantee:
                         (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

     IMPORTANT NOTICE: WHEN YOU SIGN YOUR NAME TO THIS ASSIGNMENT FORM WITHOUT FILLING IN THE NAME OF YOUR "ASSIGNEE" OR "ATTORNEY OR AGENT", THIS SECURITY BECOMES FULLY NEGOTIABLE, SIMILAR TO A CHECK ENDORSED IN BLANK. THEREFORE, TO SAFEGUARD A SIGNED NOTE, IT IS RECOMMENDED THAT YOU EITHER (i) FILL IN THE NAME OF THE NEW OWNER IN THE "ASSIGNEE" BLANK, OR
     (ii) IF YOU ARE SENDING THE SIGNED SECURITY TO YOUR BANK OR BROKER IN THE "ATTORNEY OR AGENT" BLANK. ALTERNATIVELY, INSTEAD OF USING THIS ASSIGNMENT FORM, YOU MAY SIGN A SEPARATE "POWER OF ATTORNEY" AND THEN MAIL THE UNSIGNED NOTE AND THE SIGNED "POWER OF ATTORNEY" IN SEPARATE ENVELOPES. FOR ADDED PROTECTION, USE CERTIFIED OR REGISTERED MAIL FOR A SECURITY.

                         OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 of the Indenture, state the principal amount and certificate number, and check the box:

     $__________; certificate number _______


                              ___
                             /  /
                             ---

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 of the Indenture, state the principal amount (must be $1,000 or an integral multiple thereof) and certificate number, and check the box:

     $__________; certificate number _______


                              ___
                             /  /
                             ---

     If you want to elect to have this Security repurchased by the Company pursuant to Section 4.09 of the Indenture, state the principal amount and certificate number, and check the box:

     $__________; certificate number _______


                              ___
                             /  /
                             ---


     If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.09 of the Indenture, state the principal amount (must be $1,000 or an integral multiple thereof) and certificate number, and check the box:

     $__________; certificate number _______


                              ___
                             /  /
                             ---

     The undersigned agrees that the above referenced Security or portion of a Security will be purchased pursuant to the terms and conditions specified in the Security and the Indenture.


     Date:_______                  Your Signature:
                                        (Sign exactly as your name ap-
                                        pears on the face of this Secu-
                                        rity)

     Signature Guarantee:_______________________
                                        (Signature must be guaranteed by
                                        a member firm of the New York
                                        Stock Exchange or a commercial
                                        bank or trust company)